Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE and SALE AGREEMENT ( the “Agreement”) is made this 27th day of May, 2015, by and between Reef Oil & Gas Income and Development Fund III, L.P., a Texas limited partnership (“Seller”) and Red Sea 2012, Inc., a Texas corporation (“Buyer”) The Buyer and Seller may be collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A.                                    WHEREAS, Seller owns certain oil and gas properties described herein and desires to sell certain interests in such properties; and

B.                                    WHEREAS, Buyer desires to purchase certain interests in such properties.

C.                                    WHEREAS, Buyer desires to purchase and Seller desires to sell additional interests in such properties over the life of this Agreement;

NOW, THEREFORE, in consideration of their mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree to the purchase and sale of the oil and gas properties described below, in accordance with the following terms and conditions:

AGREEMENT

1.                                      Purchase and Sale.

(a)                                 Property Being Sold.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and accept the Subject Property for the Purchase Price as defined hereinafter.  The term “Subject Property” or, where the context so requires, “Subject Properties,” shall mean:

(i)                                     The percentages set forth under the heading “Conveyed Interest” in Exhibit “A” attached hereto of the right, title and interest in and to the oil, gas and mineral leases, described in Exhibit “A”, (the “Leases”) whether the interests in such property are fee interest, net revenue interests, royalty interests, leasehold interests, licenses, concessions, working interests, farmout rights, or other mineral rights of any nature (such percentages being hereinafter the “Leasehold Interest”);

(ii)                                  The percentages set forth under the heading “Conveyed Interest” in Exhibit “B” attached hereto of the right, title and interest in and to the oil and/or gas wells (whether producing, non — producing or shut — in), the water source wells, and any other types of wells, including injection and disposal wells, located on the land covered by the Dean, Dean B and Dean K Units, all of such wells being hereinafter referred to as (the “Wells”) and such percentage interest in such Wells being hereinafter referred to as the “Well Interest”.  The Dean, Dean B and Dean K Units, as such Units are described in Exhibit A to the JOA attached hereto as Exhibit E, including the Leases, the Wells, the Contracts and the Equipment being hereinafter referred to as the “Units”;

(iii)                               The percentages set forth under the heading “Conveyed Interest” in the contracts and agreements listed in Exhibit “C” attached hereto (collectively, the “Contracts”) with such percentage interest being referred to as the “Assigned Contracts”.  In the event there are other agreements or contracts necessary or desirable with respect to the operations being conducted on the Units, at its option, Buyer shall be entitled to the benefits of such contracts or agreements;

(iv)                              The percentages set forth under the heading of “Conveyed Interest” in Exhibit “D” attached hereto of the right, title and interest in and to all equipment, machinery, fixtures and other real, personal and mixed property owned by Seller and situated on the Units, now or as of the Closing Date, or otherwise appurtenant to or currently used or held for use in connection with the ownership or operation of the Units, including, without limitation, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, inventory, separators, dehydrators, compressors, treaters, power lines, field processing facilities, flowlines, gathering lines, transmission lines and all other pipelines, or inventory in storage, including but not limited to the items listed on Exhibit “D” (the “Equipment”), with such percentages being referred to as the “Assigned Equipment”;

(v)                                 Originals, if in Seller’s possession, or copies of all of the files, records, information and data pertaining in any material way to the Units in Seller’s possession and/or to which Seller has a right (“Records”), including, without limitation, title records, abstracts, title opinions, title certificates, production records, severance tax records, geological and geophysical data, reservoir and well information, engineering data, proprietary data, accounting data and all other information relating in any way to the ownership or operation of the Units but exclusive of (A) any such records, data or information where the transfer of same is prohibited by third party agreements or applicable law, as to which Seller is unable to secure a waiver or (B) the work product of Seller’s legal counsel, excluding title opinions;

(vi)                              To the extent assignable, all governmental permits, licenses, and authorizations, as well as any applications for the same, related to the Leases, and/or Wells or the use thereof (“Permits”).

(vii)                           To the extent assignable, all trade credits and account receivables under the JOA, including but not limited to penalties or non-consent interests.

The portion of the Subject Property described in Sections 1(a)(i), (ii), (iii) and (iv)  above may hereinafter be referred to as the “Conveyed Interest and represented by Seller to equal a 76.037418% interest in the Leases, Wells, Contracts, and Equipment in the Dean and Dean B Units and a 79.313924% interest in the Leases, Wells, Contracts and Equipment in the Dean K Unit.”

(b)                                 Property Reserved.  The term “Subject Property” or, as the context requires, “Subject Properties,” shall not include any of the following:

(i)                                     all claims and causes of action of Seller (a) arising from acts, omissions or events, or damage to or destruction of property occurring prior to the Effective Date or (b) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective Date (including claims for adjustments or refunds);

(ii)                                  all rights and interests of Seller (a) under any policy or agreement of insurance or indemnity, (b) under any bond, or (c) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property, occurring prior to the Effective Date;

(iii)                               all hydrocarbons produced and sold from the Subject Property with respect to all periods prior to the Effective Date, together with all proceeds from or of such hydrocarbons;

(iv)                              all claims of Seller for refunds of or loss carry forwards with respect to (A) production or any other taxes attributable to any period prior to the Effective Date or (B) income or franchise taxes;

(v)                                 all amounts due or payable to Seller as adjustments to insurance premiums related to the Subject Property with respect to any period prior to the Effective Date;

(vi)                          all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(vii)                           all instruments of Seller that may be protected by an attorney — client privilege, excluding title opinions; and

2.                                  Purchase Price.  Buyer agrees to pay to Seller for the Subject Property the sum of Seven Hundred Thousand Dollars ($700,000.00), subject to adjustment in accordance with Section 8 of this Agreement (the “Purchase Price”).  At Closing (as defined below) when the conditions set forth in Sections 7 and 8(b) below have been satisfied, the Purchase Price shall be paid by Buyer to Seller, by wire transfer of immediately available funds to the accounts designated by the Parties on the Closing Date (hereinafter defined) in accordance with the provisions of Section 8 (c) below.

3.                                      Deposit.  Within five (5) business days from execution of this agreement, Buyer agrees to pay Seller the sum of Seventy Thousand Dollars ($70,000.00) as a 10% non-refundable deposit for the Subject Property.  If Closing occurs, then before mentioned deposit shall be deducted from Purchase Price.  If Closing does NOT occur, then Seller shall retain deposit and such payment shall constitute liquidated damages and the sole remedy of Seller under this Agreement.

4.                                      Effective Date and Closing Date.

(a)                                 Closing Date.                     Subject to the terms and conditions herein, the transactions contemplated by this Agreement (“Closing”) shall take place on or before June 12, 2015 (the “Closing Date”).  The conveyance of the Subject Property shall take place on this date.

(b)                                 Effective Date. The Effective Date for the purpose of distributing the revenue from the Subject Property only shall be December 1, 2014 at 7:00 a.m. local time at the place where the Subject Property is located.  Seller and Buyer agree that Buyer shall be entitled to 100% of the revenue (less the costs of operating) from the Subject Property after the Effective Date.

(c)                                  Ownership Prior to the Closing Date. Seller shall be entitled to all of the rights of ownership attributable to the Subject Properties prior to the Closing Date and (ii) Seller shall bear and be responsible for the obligations of ownership attributable to the operation of the Subject Properties prior to the Closing Date.

(d)                                 Ownership Subsequent to the Closing Date. Buyer shall be entitled to all of the rights of ownership attributable to the Subject Properties subsequent to the Closing Date.  Buyer shall also bear and be responsible for the obligations of ownership attributable to the operation of the Subject Properties subsequent to the Closing Date.

5.                                      Representations and Warranties of Seller.  Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date, as follows:

(a)                                 Authority.  Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas and is qualified or licensed to conduct business in each of the jurisdictions in which it owns the Leases or acts as the operator of the Units.  Seller has full legal power, right and authority to carry on its business as such is now being conducted, to own and to transfer Seller’s interest in the Units and the Permits to enter into and to perform its obligations under the terms of this Agreement, and to carry out the transactions contemplated by this Agreement.

(b)                                 Valid Agreement.  The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) violate, nor be in conflict with, any provision of Seller’s certificate of formation or certificate of limited partnership, limited partnership agreement or other governing documents;(ii) violate or be in conflict with any material agreement or instrument to which Seller or the Units are bound; (iii) violate or be in conflict with any governmental license, permit, law, statute, rule, decree, regulation, judgment, order, ruling or decree applicable to Seller or the Units; or (iv) create any default (with due notice or lapse of time or both) or any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller or Units are bound.

(c)                                  Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by the requisite limited partnership action on the part of Seller.  This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller have been duly executed and delivered by Seller) and this Agreement and those documents required hereunder will constitute the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                             Brokers.  Seller has incurred no obligation or liability, contingent or otherwise for a brokers’ or finders’ fee with respect to this transaction for which Buyer shall have any obligation or liability.

(e)                                  Bankruptcy.  There are no bankruptcy, reorganization, or similar arrangement proceedings pending, being contemplated by or, to Seller’s knowledge, threatened against it.

(f)                                   Suits and Claims. No suit, action, claim, or other proceeding is now pending or, to Seller’s best knowledge, threatened before any court or governmental agency against Seller or the Units. To Seller’s knowledge, no notice in writing from any governmental authority or any other person has been received by Seller claiming any violation of or noncompliance with any law with respect to the Units.

(g)                                  Agreements.  To Seller’s best knowledge, all of the Contracts, Leases and Permits are in full force and effect and Seller is not in breach of, and with the lapse of time or the giving of notice, or both, will not be in breach of, any of its obligations thereunder except to the extent such a breach would not have a material adverse effect on the value of the Units.  To Seller’s best knowledge, no other party is in breach of, or with the giving of notice, or both, would be in breach of any of its obligations thereunder.  All of the Contracts pertaining to the Units and the Permits are listed on Exhibit “C”.

(h)                                 Taxes.  All due and payable ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Units, for any periods prior to the Closing Date, have been properly paid except for ad valorem taxes due to Cochran County for the year 2015.

(i)                                     Liens.  The Subject Property will be conveyed free and clear of all liens, mortgages, pledges and encumbrances, and there will be no liens, mortgages, pledges or encumbrances encumbering the Units or Permits.

(j)                                    Governmental Authorizations.  Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefore that are presently necessary or required for the ownership and operation of the Units as currently owned and operated (including, but not limited to, those required under Environmental Laws).

(k)                             Compliance with Laws.  To Seller’s best knowledge, the Units and the Seller’s use thereof are in compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to Seller or the Units or the ownership and operation thereof except for such noncompliance which would not have a material adverse effect on the ownership, operation or value of the Units.

(l)                                     No Third Party Options.  No third party holds any preferential right, option, agreement, or commitment to purchase any interest in the Units.  No third party consents shall be required to consummate the transaction, in whole or in part contemplated herein.

(m)                             Equipment.  To Seller’s best knowledge, the Equipment used in conjunction with Units currently operated by Seller has been maintained in operable repair, working order and operating condition consistent with standard industry practices.

(n)                                 Records.  Seller has made available to Buyer all of Seller’s records, which consist of existing Lease, Well and title files, production records, Permits, Contracts, division orders and other information, to the extent not subject to confidentiality agreements, in Seller’s possession, custody or control relating to the Units.  To Seller’s best knowledge, Seller’s records and all statements made by Seller to Buyer are in all material respects accurate.

(o)                                 Independent Evaluation.  Seller is an experienced and knowledgeable operator/investor in the oil and gas business.  Seller has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Units and value thereof.

(p)                                 Environmental Matters.  To Seller’s best knowledge, Seller is not in material violation of any environmental laws applicable to the Units, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any environmental laws.  No notice or action alleging such violation is pending or, to Seller’s best knowledge, threatened against the Units.  To the best of Seller’s knowledge, no Environmental Defect (as defined below) exists in, on or under the Units as of the Closing Date.  “Environmental Defect” means a condition, in or under the Units (including without limitation, air, land, soil, surface and sub-surface strata, surface water, ground water or sediments) that causes any portion of the Units to be in material violation of an environmental law or a condition that can be reasonably expected to give rise to costs or liability under applicable Environmental Laws, except for that certain October 9, 2007 initial report issue by the Texas Railroad Commission and referred to in that certain Phase I Environmental Site Assessment, dated December 12, 2007, prepared by Covington and Associates, Environmental Engineers and Consultants.

(q)                                 Approvals.                                  Seller has identified and obtained all permissions, approvals and consents required to consummate the transactions contemplated in this Agreement.

(r)                                    Expenses and Charges. Seller has paid, or will pay, all bills, debts, expenses or charges relating to the Units as of the Closing in the normal course of its business operations.  Royalties and all other lease burdens have been properly and timely paid in accordance with the Leases or other applicable Contracts.

6.                                      Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date, as follows:

(a)                                 Authority.  Red Sea 2012, Inc., is a corporation duly organized and validly existing under the laws of the State of Texas and is qualified to conduct business in the State of Texas.  Buyer has full legal power, right and authority to carry on its business as such is now being conducted, to enter into and perform this Agreement and to undertake the transactions contemplated hereby.

(b)                                 Valid Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with: (i) any provision of Buyer’s governing documents; (ii) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or (iii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

(c)                                  Authorization.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite limited partnership action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 Independent Evaluation.  Buyer is an experienced and knowledgeable investor in the oil and gas business.  Buyer has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Units and value thereof.

(e)                                  Brokers.  Buyer has incurred no obligation or liability, contingent or otherwise for brokers’ or finders’ fees with respect to this transaction for which Seller shall have any obligation or liability.

(f)                                   Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the best knowledge of Buyer threatened against it.

(g)                                  Qualification as Operator.  Buyer represents and warrants Trinity Bay Oil & Gas, Inc. is qualified with the State of Texas to operate oil and gas properties.

7.                                      Conditions to Closing.

(a)                                 Seller’s Conditions   The obligations of Seller at Closing under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or more of which may be waived, in whole or in part, by Seller:

(i)                                     that all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at Closing;

(ii)                                  that Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Buyer at Closing; and

(iii)                               at the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

(iv)                              Buyer shall have executed, acknowledged and delivered, as appropriate, to Seller all closing documents and funds described in Section 8(b).

(b)                                 Buyer’s Conditions   The obligations of Buyer at Closing under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or more of which may be waived, in whole or in part, by Buyer:

(i)                                                 All representations and warranties of Seller contained in this Agreement and in any agreements or documents delivered in connection herewith shall be true and correct in all material respects as of Closing.

(ii)                                              Seller shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Seller at Closing.

(iii)                                           At the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

(iv)                                          Seller shall have taken all necessary actions to remove or discharge any liens, security interests, and encumbrances covering the Units.

(v)                                             All necessary permissions, approvals and consents required from the owners of the leasehold interests owned or leased by Seller shall be obtained and delivered to Buyer by or at Closing.

(vi)                                          Seller shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 8(a).

8.                                      Closing.  This Agreement may be executed by either party and transmitted to the other party by facsimile transmission or electronic mail, and the facsimile/e-mail transmission shall be deemed to be an original.  The transmitting party will also send an originally signed Agreement to the other party via overnight delivery service, such as Fed Ex or UPS.  At the Closing, the following shall occur:

(a)                                 Seller shall execute, acknowledge and deliver the following to Buyer:

(i)                                     an Assignment, Conveyance and Bill of Sale in a mutually satisfactory and recordable form which is attached hereto as Exhibit “F” (the “Assignment”);

(ii)                                  properly executed Railroad Commission Form P — 4’s assigning all operations on the units to Trinity Bay Oil & Gas, Inc.,

(iii)                               letters-in-lieu of transfer orders, and other instruments as are necessary to cause all purchasers of production from the Units to pay all proceeds from such production to Trinity Bay Oil & Gas, Inc., as operator,

(iv)                              the joint operating agreement in form attached hereto as Exhibit “E”,

(v) possession of the Subject Properties, Equipment, Contracts, Leases, Records, Wells and Permits; and

(vi) execute, acknowledge and deliver any other agreements provided for herein or necessary to effectuate the transactions contemplated hereby as may be reasonably requested by Buyer.

(b)                                 Buyer shall deliver the Purchase Price, as adjusted pursuant to this Agreement (including adjustments set forth in Sections 3, 8, 9 and 10), to Seller by wire transfer to TEXAS CAPITAL BANK, N.A. to an account designated by Seller.

(c)                                  The Parties shall execute and deliver any other necessary side letter agreements to fulfill the purpose of this Agreement.

9.                                      Post-Closing Covenants.

(a)                                 Final Settlement Statement.  Not more than thirty (30) days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a Final Settlement Statement setting forth each adjustment or payment which was not finally determined as of the Closing, which shall include the following:

(i)                                     The estimated amount to be received by Buyer, including any applicable bonuses, for Seller’s interest in the quantity of saleable oil in storage on December 1, 2014, net of all applicable taxes and net of any charges attributable to such oil that are deducted under the Contracts by the purchaser before remitting payment, which estimated amount shall be corrected to the actual amount received in the Final Settlement Statement (defined below);

(ii)                                  The amount of all operating and capital expenditures that are attributable to the Leases, Wells, Contracts or Equipment for the period from December 1, 2014 to the Closing Date;

(iii)                               The amount received by Seller for the sale or other disposition of produced natural gas and crude oil, net of all taxes for which Seller was not reimbursed, for the period from December 1, 2014 to the Closing Date;

(iv)                              The amount of proceeds (other than accounts receivable) received by Seller for disposition, after December 1, 2014, of any substances produced from the Subject Property; and

(v)                                 Any ad valorem, property, production, severance and similar taxes and assessments on the Units for the calendar year 2015 shall be paid by the Buyer. In the event Seller receives such ad valorem tax statement, Seller shall forward such statement to Buyer.  It is the intent of this provision that Buyer shall continue to bear its proportionate part of ad valorem taxes after the Closing Date.

(vi)                              any other amount mutually agreed upon by Seller and Buyer.

As soon as practicable after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Settlement Statement.  The parties shall undertake with diligence to agree with respect to the amounts due pursuant to such post-Closing adjustments no later than thirty (30) days after the Closing.  The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be called the “Final Settlement Date”.  In the event that (1) the Final Purchase Price is more than the amount paid to Seller at Closing, Buyer shall pay to Seller in immediately available funds the amount of such difference, or (2) the Final Purchase Price is less than the amount paid to Seller at Closing, Seller shall pay to Buyer in immediately available funds the amount of such difference.  Payment by Buyer or Seller shall be made within ten (10) business days of the Final Settlement Date.

(b)                                 Additional Payments Received.  Payment to be made by wire transfer pursuant to 8(b).  After the Final Settlement Date, Seller covenants and agrees that it will hold and promptly transfer and deliver to Buyer, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its reasonable efforts not to convert such checks into cash), or other property that it may receive which belongs to Buyer, and will account to Buyer for all such receipts.

(c)                                  Assumption of Obligations.  From and after the Closing Date, Buyer assumes, will be bound by, and agrees to perform all express and implied covenants and obligations of Seller relating to the Subject Property, whether arising under (i) the Leases, prior assignments of the Leases, the Contracts, the Permits or any other known contractually-binding arrangements to which the Subject Property (or any component thereof) may be subject and which will be binding on Buyer and/or the Subject Property (or any component thereof) after the Closing or (ii) any applicable laws, ordinances, rules and regulations of any governmental or quasi-governmental authority having jurisdiction over the Subject Property.  Buyer also assumes Buyer’s proportionate part of the expenses and costs of plugging and abandoning the Wells and restoration of operation sites, all in accordance with the applicable laws, regulations and contractual provisions.  Buyer shall assume the risk of any change in the condition of the Subject Property after the Closing Date.

(d)                                 The Buyer understands and agrees that the Subject Property is subject to all existing Contracts relating to the Subject Property.  Buyer shall assume and be responsible for its proportionate share of all such obligations as of the Closing Date.

(e)                                  Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably necessary to effectuate the purposes of this Agreement.

(f)                                   Seller agrees to execute any documents which it has the authority to execute, whether before or after the Closing, to aid Buyer in clearing or perfecting title and ownership to the Subject Property, to aid Trinity Bay Oil & Gas, Inc. in assuming duties as operator of Units, and to facilitate the receipt of the proceeds of the sale of the production therefrom and attributable thereto.  Buyer shall make any request for execution of such documents in writing and shall provide Seller with a copy of the document.

(g)                                  Seller agrees to maintain the Seller’s Working Interest in a reasonable and prudent manner, in full compliance with applicable law and orders of any governmental authority, to pay when due all costs and expenses coming due and payable (other than Carried Expenditures) in connection with Seller’s Working Interest and to perform (or cooperate with Conveyed performance of) all of the covenants and conditions contained in the Leases and Contracts and all related agreements.

10.                               Costs and Revenues After Effective Date.  Seller shall be responsible for the payment of all costs, liabilities and expenses incurred in the ownership and operation of the Units prior to the Closing Date and not yet paid or satisfied.   Buyer shall be responsible, as operator, for payment (at Closing or thereafter if not reflected on the Preliminary Closing Settlement Statement) of all costs, liabilities and expenses incurred in the ownership and operation of the Units after the Closing Date, such costs to be charged to the various working interest owners as appropriate.  Such costs and expenses shall include any necessary and reasonable expenses incurred by Seller in the operation, protection or maintenance of the Units.  All hydrocarbons produced from the Units prior to the Effective Date, all oil stock balances held in the tanks as of the Effective Date, and all proceeds from the sale thereof shall be the property of Seller.  All hydrocarbons from the Subject Property produced after the Effective Date shall for accounting purposes be credited to the Buyer.  Seller shall remit production proceeds, if any, received by Seller from sale of hydrocarbons belonging to Buyer, less expenses which Buyer is responsible for paying pursuant to this section, to Buyer immediately upon receipt.  To the extent possible, adjustments shall be made to the Purchase Price to account for such costs and revenues in the Preliminary Settlement Closing Statement or if not liquidated by such date, they shall be addressed in the Final Settlement Statement.

11.                               Miscellaneous.

(a)                                 Names.  As soon as reasonably practical after the Closing Date, but in no event later than the earlier of 1.) 30 days after the Closing Date or 2.) the date imposed by the Texas Railroad Commission, Buyer shall remove the name of Seller, and all variations thereof, from the physical location of the Wells and Equipment.

(b)                                 Expenses.  All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement shall be paid by the party incurring the same, including without limitation, legal and accounting fees, costs and expenses.

(c)                                  Entire Agreement.  This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.  No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement.

(d)                                 Waiver.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar).  Further, no waiver shall constitute a continuing waiver unless otherwise expressly provided in writing.

(e)                                  Publicity.  Neither Seller nor Buyer will issue any public announcement or press release concerning this transaction without the written consent of the other Party, except as required by law and in such case with prior written agreement between the Parties on the wording of the announcement or press release; provided, however, nothing herein shall limit or prevent Seller and/or Buyer or their affiliates from disclosing this transaction and information about the Units to partners and prospective partners in Buyer or its affiliates or in any securities filings made by Buyer or its affiliates.

(f)                                   Construction.  The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Agreement shall not be considered or construed more strictly against one Party than another on the grounds of authorship.

(g)                                  Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intention of the Parties that this Agreement shall otherwise not be construed as a Third Party beneficiary contract.

(h)                                 Assignment.  Seller may not assign its rights hereunder without the written consent of Buyer, which consent may not be unreasonably withheld.  It shall not be unreasonable for Buyer to withhold consent if it determines, in good faith, that adequate protections do not exist to guarantee the proper and timely performance of all of the obligations hereunder.  Upon request, Buyer shall be provided with such information sufficient to permit evaluation of the financial responsibility of any proposed assignee.

(i)                                     Governing Law.  This Agreement, other documents delivered pursuant hereto, all disputes and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.  The Parties agree to venue in Dallas County, Texas for all disagreements, differences or claims made by the Buyer and/or the Seller.

(j)                                    Notices.  All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile.  Such communication shall be deemed made when actually received, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed made three days after such mailing.  Faxes will be deemed to be received when reflected in the fax confirmation sheet.  Either party may, by written notice to the other, change the address for mailing such notices.

Notices to Seller:                                                      Reef Oil & Gas Income and Development Fund III, L.P.

1901 N. Central Expressway, Ste. 300

Richardson, Texas 75080

Phone:  (972) 437-6792

Fax: (972) 994-0369

Attn: W. Shane Jones, Sr. Landman

Email:  sjones@reefogc.com

Notices to Buyer:                                                  Red Sea 2012, Inc.

5219 City Bank Parkway, Ste. 210

Lubbock, Texas 79407

Phone:  (806) 368-3758

Fax:  (806) 368-6089

Attn: Chuck Sammons

Email:  inlubbock1@yahoo.com

(k)                                 Severability.                        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(l)                                     Time of the Essence.  Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

(m)                             Counterpart Execution.  This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such parties execute the same counterpart.  If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes.  All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

(n)                                 Application of Law other than Texas Law.  To the extent a court or arbitrator is compelled to apply the substantive laws of a state other than Texas, any references in this Agreement to Texas law shall be replaced with the equivalent provision in such other state’s law.

(o)                                 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

(p)                                 Incorporation of Exhibits.  All exhibits and schedules referred to herein are attached hereto and are made a part hereof by this reference.

(q)                                 Survival.  Except for the special warranty of title which is incorporated in the Assignment, all other indemnities, representations, warranties, covenants (including, without limitation, Sections 5, 6 and 9) and provisions of this Agreement shall survive the Closing for a period of one year after the Closing Date at which time all such indemnities, representations, warranties and other provisions hereof shall expire, except with respect to any claims which have been asserted in a written notice delivered to the party against whom such claim is made within said one year time period.

(r)                                    Headings.  The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

(s)                                   Amendment and Waiver.  This Agreement may be altered, amended or waived only by a written agreement executed by the Party to be charged.  No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

[THE REMAINDER OF THIS PAGE IS

INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives as of the first date above written.

SELLER:

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

By:	Reef Oil & Gas Partners, L.P.,
its General Partner,

by Reef Oil & Gas Partners GP, LLC, its general partner

/s/ Michael J. Mauceli
Michael J. Mauceli, Manager

BUYER:

Red Sea 2012, Inc.

/s/ Chuck Sammons
Chuck Sammons, President

LIST OF EXHIBITS

Exhibit	Description

A.	Leases

B.	Wells

C.	List of Contracts

D.	Equipment Interests

E.	Joint Operating Agreement

F.	Assignment, Conveyance and Bill of Sale

EXHIBIT “A”

Leases

1.                                      Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, aslessor, to P.N. Wiggins, as lessee;

2.                                      Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1 Page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3.                                      Oil and Gas Lease dated January 3, 1939, recorded in Vol. 2, Page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4.                                      Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E.      Constantin, Jr., recorded in Vol. 10, Page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

Conveyed Interest

Lease	Working Interest	Net Revenue Interest
Leases insofar as they cover the Dean Unit	76.037418%	59.987060%
Leases insofar as they cover the Dean “B” Unit	76.037418%	59.987060%
Lease No. 4 (Dean K Unit).	79.313924%	53.735183%

Plus all rights, title and interest from the surface down to 100’ feet below the base of the San Andres formation.

EXHIBIT “B”

Wells

Conveyed Interest

Lease	Working Interest	Net Revenue Interest
Leases insofar as they cover the Dean Unit	76.037418%	59.987060%
Leases insofar as they cover the Dean “B” Unit	76.037418%	59.987060%
Lease No. 4 (Dean K Unit).	79.313924%	53.735183%

Plus all rights, title and interest from the surface down to 100’ feet below the base of the San Andres formation.

Exhibit “C”

List of Contracts

Contract		Date
File No.	Type	Executed	Other Party
032647-C	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
69081	Cooperative Waterflood Agreement	08/02/1966	Sun Oil Co.
69108	Cooperative Waterflood Agreement	08/03/1966	Tidewater
73903	Salt Water Disposal Agreement	12/01/1969	Amoco Production Co.
91036	Cooperative Waterflood Agreement	11/06/1974	Great Western Drilling Co.
94821	Casinghead Gas Contract	01/01/1978	Amoco Production Co.
1000261	Injection Well & Water Sales Agreement	04/29/1980	Amoco Production Co.
032647-D	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
84041	Cooperative Waterflood Agreement	04/01/1973	Burk Royalty Company
73265	Cooperative Waterflood Agreement	01/13/1969	Pennzoil (Gulf Oil Co.)
100262	Cooperative Waterflood Agreement	04/24/1980	Crown Central Petroleum Corp.

1.)                                  Contracts a.) 032647-C, b.) 69081, c.) 69108, d.) 73903, e.) 91036, f.) 94821 and g.) 1000261 pertain to the Dean B Unit.

2.)                                  Contracts a.) 1000261, b.) 032647-D, c.) 84041, d.) 73265 and e.) 100262 pertain to the Dean Unit.

ConveyedInterest

Lease	Working Interest	Net Revenue Interest
Leases insofar as they cover the Dean Unit	76.037418%	59.987060%
Leases insofar as they cover the Dean “B” Unit	76.037418%	59.987060%
Lease No. 4 (Dean K Unit).	79.313924%	53.735183%

Plus all rights, title and interest from the surface down to 100’ feet below the base of the San Andres formation.

EXHIBIT “D”

Equipment

SLAUGHTER-DEAN PROJECT, Cochran County, Texas

Dean “B” Unit

Dean “B” Unit Production Battery:

•                  1 — 21’x 32’ — 2,000 Bbl Oil Production Gun Barrel Tank (in service)

•                  1 — 21’x 24’ — 1,500 Bbl Oil Production Gun Barrel Tank (in service)

•                  1 — 5,000 Bbl Overflow Open-Top Tank with Net Covering (in service)

•                  2 — 500 Bbl Steel Oil Production Tanks (in service)

•                  1 — Oil LACT Unit — Tokheim 2” Model 2000

•                  1- Vapor Recovery Unit (in service)

•                  1 — 6x10 Scrubber Vessel (in service)

•                  1 — 12x20 — 385 Bbl Vent Tank (in service)

•                  1 — 8x24 Free Water Knockout (in service)

•                  1 — 8’x10’ Metal Safety & Alarm Building (in service)

•                  2 — 4x10 Sivalls In-Line Heaters (Ser. No.’s IH4820, IH4821) (out of service)

•                  3 — 8x20 3-Phase Production Heater Treater Separators (Ser. No.’s 82201, 82409, 8844) (out of service)

Dean “B” Unit Water Injection Station:

•                  2 — Ajax Vertical Quintiplex Saltwater Injection Waterflood Pumps with 250-Hp Motors (in service)

•                  2 — 80 gallon Manchester Air Compressors (Ser. No.’s 315155, 315215) (in service)

•                  1 — 25’x72’ Metal Water Injection Station Building with All Pump Controls & Manifolds (in service)

Dean “B” Unit Production Battery & Water Injections Station have cell phone driven automatic alarm system designed to send alerts for Low Water Tank Levels, High Water Tank Levels, High Oil Tank Levels, High Water Injections Station Pressures and Low Water Injection Station Pressures.

Dean Unit

Dean Unit Production Battery:

•                  1 — 4x31 3-Phase Production Heater Treater Separator (in service)

•                  1 — 4x31 3-Phase Production Heater Treater Separator (out of service)

•                  2 — 500 Bbl Steel Oil Production Tanks (in service)

•                  1 — 500 Bbl Steel Saltwater Tanks — Internally Coated (in service)

•                  1 — 12x20 — 385 Bbl Vent tank (in service)

•                  1 — 5,000 Bbl Overflow Open-Top tank with net Covering (in service)

EXHIBIT “D”, continued

•                  1 — A.O. Smith 1.5 LACT Unit (out of service)

•                  1 — Vapor recovery Unit (in service)

•                  1 — 1,500 Bbl Oil Production Gun Barrel Tank (out of service)

Dean Unit Water Injection Station:

•                  2 — Ajax Vertical Triplex Saltwater Injection Waterfoold Pumps with 250-Hp Motors (in service)

•                  2 — 30 gallon Air Compressor (Ser. No. 870757) (in service)

•                  1 — 20’x50’ Metal Water Injection Station Building (in service)

•                  1 — 8’x10’ Metal Building with All Pump Controls & Manifolds (in service)

Dean “K” Unit

Dean “K” Unit Production Battery:

•                  1 — 3x10 3-Phase Horizontal Production Separator (in service)

•                  2 — 210 Bbl Steel Oil Production Tanks (in service)

Slaughter-Dean Project Pumping Units—Dean & Dean “B” Units, Cochran County Texas

Dean Unit

•                  Dean #1 — Lufkin 114D

•                  Dean #3 — American D114

•                  Dean #7 — American D114

•                  Dean #9 — Lufkin 114D

•                  Dean #11 — Lufkin 320D

•                  Dean #14 — Bethlehem 114D

•                  Dean #16 — National1228D

•                  Dean #18 — Lufkin 160D

•                  Dean #20 — American D320

•                  Dean #22 — Continental Emsco D80

•                  Dean #27 — Bethlehem 228D

Dean “B” Unit

•                  #B-1 — National 320

•                  #B-3 — Bethlehem 320

•                  #B-5 — National 320

•                  #B-7 — National 228

•                  #B-9 — American 320

•                  #B-11 — American 320

•                  #B-13 — American 640

EXHIBIT “D”, continued

•                  #B-14 — American 320

•                  #B-16 — Bethlehem 320

•                  #B-19 — Lufkin 114

•                  #B-22 — Bethlehem 320

•                  #B-25 — Bethlehem 228

•                  #B-27 — T&A’d

•                  #B-28 — Bethlehem 80

•                  #B-30 — American 640

•                  #B-31 — National 320

•                  #B-33 — Parkersburg 228

•                  #B-37 — National 320

•                  #B-39 — Bethlehem 114

•                  #B-41 — Continental Emsco 114

•                  #B-44 — Lufkin 114

•                  #B-46 — Bethlehem 114

•                  #B-47 — Continental Emsco 228

•                  #B-49 — American 320

•                  #B-53 — American 320

•                  #B-55 — Lufkin 114

•                  #B-57 — Cabot 228

•                  #B-59 — Continental Emsco 80

•                  #B-61 Cabot 80

•                  #B-63 — Lufkin 160

•                  #B-70 — Cabot 228

•                  #B-72 — Continental Emsco 320

•                  #B-74 — Bethlehem 114

•                  #B-76 — Continental Emsco 320

•                  #B-78 — Continental Emsco 80

•                  #B-82 — Lufkin Mark II 228

•                  #B-84 — Lufkin 228

•                  #B-88 — Continental Emsco 80

•                  #B-92 — Bethlehem 114

•                  #B-99 — Continental Emsco 114

•                  #B-102 — T&A’d

•                  #B-104 — Bethlehem 114

•                  #B-106 — American 160

•                  #B-110 — National 320

•                  #B-119 — Bethlehem 114

•                  #B-123 — Continental Emsco 80

•                  #B-129 — Lufkin 114

•                  #B-130 — Continental Emsco 80

•                  #B-132 — American 114

EXHIBIT “D”, continued

•                  #B-133 — American 80

•                  #B-135 — Lufkin 160

•                  #B-137 — Bethlehem 80

•                  #B-139 — T&A’d

•                  #B-141 — American 114

•                  #B-143 — Lufkin Mark II 114

•                  #B-147 — National 320

•                  #B-149 — Continental Emsco 160

•                  #B-151 — Bethlehem 114

•                  #B-153 — Lufkin 114

•                  #B-154 — American 114

•                  #B-157 — National 320

•                  #B-158 — National 320

•                  #B-159 — National 320

•                  #B-160 — National 320

•                  #B-161 Weatherford 320E

•                  #B-162 Weatherford 320E

•                  #B-163 Weatherford 320E

•                  #B-164 Weatherford 320E

•                  #B-165 Weatherford 320E

•                  #B-166 Weatherford 320E

•                  #B-167 Weatherford 320E

•                  #B-168 Weatherford 320E

•                  #B-170 Weatherford 320E

•                  #B-171 Weatherford 320E

•                  #B-172 Weatherford 320E

•                  #B-173 Weatherford 320E

•                  #B-174 Weatherford 320E

•                  #B-175 Weatherford 320E

•                  #B-176 Weatherford 320E

•                  #B-177 Weatherford 320E

•                  #B-178 Weatherford 320E

•                  #B-179 Weatherford 320E

•                  #B-180 Weatherford 320E

•                  #B-181 Weatherford 320E

•                  #B-182 Weatherford 320E

•                  #B-183 Weatherford 320E

•                  #B-184 Weatherford 320E

•                  #B-185 Weatherford 320E

•                  #B-186 Lufkin 320

•                  #B-187 Weatherford 320E

•                  #B-188 American 320

•                  #B-189 Weatherford 320E

•                  #B-192 Weatherford 320E

Dean “K” Unit

•                  Dean #K-6 — Lufkin 114D

Conveyed Interest

Lease	Working Interest	Net Revenue Interest
Leases insofar as they cover the Dean Unit	76.037418%	59.987060%
Leases insofar as they cover the Dean “B” Unit	76.037418%	59.987060%
Lease No. 4 (Dean K Unit).	79.313924%	53.735183%

Plus all rights, title and interest from the surface down to 100’ feet below the base of the San Andres formation.

EXHIBIT “E”

Joint Operating Agreement

Exhibit “H” Attached to and made part of that certain Purchase and Sale Agreement dated January 7, 2008, by and between Reef Oil & Gas Income & Development Fund III, LP. and Sierra-Dean Production Company, L.P. A.A.P.L. FORM 610 - 1989 MODEL FORM OPERATING AGREEMENT OPERATING AGREEMENT DATED January7 , 2008 , year OPERATOR Reef Exploration, LP CONTRACT AREA Dean Unit, Dean “B” Unit and Dean “K” Lease, as more fully Described in Exhibit “A” hereto. ,'. COUNTY Cochran , STATE OF Texas COPYRIGHT 1989 — ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD. FORT WORTH, TEXAS, T6137, APPROVED FORM. A.A.P.L Nc1.)s1o—19s9

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

TABLE OF CONTENTS

Article	Title	Page
I.	DEFINITIONS	1
II.	EXHIBITS	1
III.	INTERESTS OF PARTIES	2
	A. OIL AND GAS INTERESTS:	2
	B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:	2
	C. SUBSEQUENTLY CREATED INTERESTS:	2
IV.	TITLES	2
	A. TITLE EXAMINATION:	2
	B. LOSSES ~~OR FAILURE OF TITLE~~:	3
	~~1. Failure of Title~~	~~3~~
	~~2. Loss by Non-Payment or Erroneous Payment of Amount Due~~	~~3~~
	3. ~~Other~~ Losses	3
	~~4. Curing Title~~	~~3~~
V.	OPERATOR	4
	A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:	4
	B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:	4
	1. Resignation or Removal of Operator	4
	2. Selection of Successor Operator	4
	3. Effect of Bankruptcy	4
	C. EMPLOYEES AND CONTRACTORS:	4
	D. RIGHTS AND DUTIES OF OPERATOR:	4
	1. Competitive Rates and Use of Affiliates	4
	2. Discharge of Joint Account Obligations	4
	3. Protection from Liens	4
	4. Custody of Funds	5
	5. Access to Contract Area and Records	5
	6. Filing and Furnishing Governmental Reports	5
	7. Drilling and Testing Operations	5
	8. Cost Estimates	5
	9. Insurance	5
VI.	DRILLING AND DEVELOPMENT	5
	A. INITIAL WELL:	5
	B. SUBSEQUENT OPERATIONS:	5
	1. Proposed Operations	5
	2. Operations by Less Than All Parties	6
	3. Stand-By Costs	7
	4. Deepening	8
	5. Sidetracking	8
	~~6. Order of Preference of Operations~~	~~8~~
	~~7. Conformity to Spacing Pattern~~	~~9~~
	~~8. Paying Wells~~	~~9~~
	C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:	9
	1. Completion	9
	~~2. Rework, Recomplete or Plug Back~~	~~9~~
	D. OTHER OPERATIONS:	9
	~~E. ABANDONMENT OF WELLS:~~	~~9~~
	~~1. Abandonment of Dry Holes~~	~~9~~
	~~2. Abandonment of Wells That Have Produced~~	~~10~~
	~~3. Abandonment of Non-Consent Operations~~	~~10~~
	~~F. TERMINATION OF OPERATIONS:~~	~~10~~
	G. TAKING PRODUCTION IN KIND:	10
	(Option 1) Gas Balancing Agreement	10
	(Option 2) No Gas Balancing Agreement	11
VII.	EXPENDITURES AND LIABILITY OF PARTIES	11
	A. LIABILITY OF PARTIES:	11
	B. LIENS AND SECURITY INTERESTS:	12
	C. ADVANCES:	12
	D. DEFAULTS AND REMEDIES:	12
	1. Suspension of Rights	13
	2. Suit for Damages	13
	3. Deemed Non-Consent	13
	4. Advance Payment	13
	5. Costs and Attorneys' Fees	13
	E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:	13
	F. TAXES:	13
VIII.	ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST	14
	A. SURRENDER OF LEASES:	14
	B. RENEWAL OR EXTENSION OF LEASES:	14
	C. ACREAGE OR CASH CONTRIBUTIONS:	14

i

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

TABLE OF CONTENTS

D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: 15
E. WAIVER OF RIGHTS TO PARTITION: 15
~~F. PREFERENTIAL RIGHT TO PURCHASE: .... 15~~
IX. INTERNAL REVENUE CODE ELECTION 15
X. CLAIMS AND LAWSUITS 15
XI. FORCE MAJEURE 16
XII. NOTICES 16
XIII. TERM OF AGREEMENT 16
XIV. COMPLIANCE WITH LAWS AND REGULATIONS 16
A. LAWS, REGULATIONS AND ORDERS: 16
B. GOVERNING LAW: 16
C. REGULATORY AGENCIES: 16
XV. MISCELLANEOUS 17
A. EXECUTION: 17
B. SUCCESSORS AND ASSIGNS: 17
C. COUNTERPARTS: 17
D. SEVERABILITY 17
XVI. OTHER PROVISIONS 17

ii

’Ir$G’EG'5'_"1'Erooeero.ur4:.mle-— Z t.r_. ore N :3 N» «km buwumm Otcoaxloim 4 l 42 43 44 45 46 47 48 Lltkhvillxkll-5 a>mt.r._oro 55 56 o~a~a~o~a\LIILnUr J>mt\)_.o\oau\I 65 66 67 \Io~o« drd:'o~oco 74 A.A.P.L. FORM 610 » MODEL FORM OPERATING AGREEMENT - 1989 ‘OPERATING AGREEMENT THIS AGREEMENF, entered into by and between Reef Elrnltuzation LP hereinafler designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes lrereinafler referred to individually as "Non-Operator," and collectively as "Non-Operators." WITNESSETH: WHEREAS, the parties to this agreement are owners of Oil and Gas Leases andlor Oil and Gas Interests in the land identified in Exlribit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas hiterests for the production of Oil and Gas to the extent and as hereinafier provided, NOW, THEREFORE, it is agreed as follows: 4, ARTICLE I. J‘ DEFINITIONS ll As used in this agreement,/the following words and tenns shall have the meaning here dscrihed to them: A. The term "AFB" shall mean an Authority for Expenditure prepared by a party‘. to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder. B. The term “Completlort" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas ill one or more Zones, including but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation. C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas interests intended to be developed and operated for oil and Gas purposes under this agreement. such lands, oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A." D. The term "Deepen" shall mean tr single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated Al-‘E, whichever is the lesser. E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cast of any operation conducted under the provisions of this agreement. F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal ‘body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of clrilling in the Corrtr1actAtea unless fixed by express agreement of the Drilling Parties. G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas interest on which a proposed well is to be located. H. The term "Initial Well" shall mean the well required to_be drilled by the parties hereto as provided in Article Vl.A. L The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article Vl.B.2. ‘ J. The terms "Non—Drilling Party" and "Non—Consenting Party" shall mean a party who elects not to participate in a proposed operation. K. The term "Oil and Gas" shrill lnean oil, gas, nasillglread gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to lilnit the inclusiveness of this term is specifically stated. ‘ L. Tire tenn "Oil and Gals interests" or "interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement. ,3 M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying withirl the Contract Area which are owned by the parties to this agreeln.:cIrt. N. The term‘ "Plug Back" shall mean a single operation whereby a deeper zono is abandoned in order to attempt 2 Completion in a shallower Zone. » 0, The term "Recpmpletion" or "Recolnplete" shall mean an operation whereby a Completion in one Zone is abandoned in older to attempt a Completion in a different Zone within the existing wellbore. P. The term "Rework" shall mean an operation conducted in the wellbore of a well afler it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operntiorrs include, but are not litnited to, well stimulation operations but exclude any r-outirro roprrir or maintenance work or drilling, sidstrackirrg, Deepening, corrrplotirrg, Recompleting, or Plugging Back ofa well. Q. The lenn "sidetiack" shall mean the directional control and intentional deviation of a well frorrr vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcolne other mechanical difiicul ties. * R. Tire term "Zone" shall mean at stratum of earth containing or thought to contain a common accurrlulation of Oil and Gas separately producible from any other common acculnulzrtion of Oil and Gas. Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and airy gender includes the masculine, feminine, and neuter. ARTICLE ll. EXHIBITS The following exhibits, as indicated below and attached hereto, are illcorporated in and made a part hereof: X _ A. Exhibit "A," shall include the following infonrmtion: (1) Description of lands subject to this agreement, (2) Restrictions, if any, as to depths, fonnations, or substarrces, (3) Parties to agreement with addresses and telephone numbers for notice purposes, (4) Percentages or fractional interests of panics to this agreement, (5) oil and Gas Leases andlor oil and Gas Interests subject to this agreement, ~ ~ (6) Burdens on production. la. Exhibit "B," Fonn ofLesse. x c. Exhibit "C," Accounting Procedure. x D. Exhibit "D," Insurance. E. Exhibit Gas Balancing Agreement. x F. Exhibit F,"Non-Discrimination and CertificationofNon-Segregated Facilities. x G. E>tlIibitTax Partnerslrip. x H. Other: Jrrodel Form Recorjline Sunnlement

A.A.P.L. F OIUVI 610 - MODEL FORM OPERATING AGREEMENT - 1989 If any provision of any exhibit, except Exhibits ‘—'E,"—"F" and " is inconsistent with any provision contained in the body of this agreement, the provisions in the body of tllis agreement shall prevail. ARTICLE III. INTERESTS OF PARTIES ~ A. Oil and Gas Interests: If any party owns an Oil alrd Gals Interest in the Contract Area, that Intgreéte 3,211 purposes of this agreement and during the term lrereof as if it were covered by the form of oil and as ‘Lcrsc/ and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder. B. Interests of Parties irI.Costs and Production: Unless changed by other provisiolls, all costs and liabilities incurred in operations under this agreement shall be home and paid, and all equipment and materials acquired in operatiolrs on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the salrle manner, the parties shall also owlr all production of Oil and Gas fi'oln the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafier. Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, all ‘on! y oygncd burdens of record and shall indemnify, defend and hold the other parties flee fi‘OI|| any liability therefor. Except as otherwise expressly provided in this agreement, if any patty has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burdeli on production in excess of the amounts stipulated above, such party so buI'dened shall assume and alone bar all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zorre(s) is identical with tile Contract Area, esch parry shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under thefitenrrs of the Oil and Gas I.ease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor. . No party shall ever be responsible, on a pncc basis higher than the price received by such party, to ally other party's lessor or royalty owner, and it‘ such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the pony colrtributing the affected Lease shall bear the additional royalty burden attributable to such higher price. Nothing contained in this Article lll.B. shall be deemed an assignment or clossassigrunent of interests covered hereby, and in the evellt two or more parties contribute to this agreement jointly owned Leases, the parties’ undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposa of this agreement. C. Subsequently Created Interests: lf ally party has cnnnibuted hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of motley, or if, afier the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment or production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Intemt." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interess, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit ' ," such burden also shall be deemed a Subsequently created interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article lll.B. above. ' 'l'he party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Funlrcr, if the Burdened Patty fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VlI.E. shall be enforceable against the Subsequently Created Interest in the same lrlanrler as they nre enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agleetrtelrt to assign or relinquish to sny ollier party, or parties, all or s portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall inden-niify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest. ARTICLE IV. TITLES A. Title Exanrmatlon: ‘A " Title examination shall he lnade on the Drillsite of any proposed well prior to colr’ti,L-lencernetlt of drilling opemtions—a-lid; ~c - -cr r.r rr -. e 3 ~ n-rrs,.n n r -r .;,_r.rrr. .r .r s ‘1 :4 ~ .rn-n- nu tn sat V 5 r - 1""" 'l1re opinion will iablude the ownership of the working interest, milrenals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests-to be included in the Drlllsite or Drilling Unit, if appropriate, shall fumish trl Operator all abstracts (including fedeml lease status reports), title opinions, title papers and curative material in its possession flee of clrarge. All such inronnslion not in the possession of or made available to operator by the partis, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attonreys on its staff or by outside attorneys. Copies of all title opinions shall be funrished to each Drilling Party, Costs irrcuned by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order liilc opinions) and other direct charges as provided in Exhibit "C" shall be home by the Drillirrg Paltiu in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions. Each psny shall be mpoilsible for securing curative matter and pooling anrendlnents or agreements required in connection with Leases or oil and Gas Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before govemrnentnl agencies for the securing of spacing or pooling orders or any other orders necessary or sppruprisic to the conduct of operations hereunder. This’ shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attomeys, which are associated with hearings before govennnental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C." .2.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.,

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. Loss ~~or Failure of Title~~:

~~1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit "A," the party credited with contributing the affected Lease or Interest (including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and,~~

~~(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

~~(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit "A" shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;~~

~~(c) If the proportionate interest of the other parties hereto in any producing well previously drilled on the Contract Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;~~

~~(d) Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e) Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;~~

~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and~~

~~(g) If any party is given credit on Exhibit "A" to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party's absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit "A."~~

~~2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit "A" shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:~~

~~(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an acreage basis, up to the amount of unrecovered costs;~~

~~(b) Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit "A"; and,~~

~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3. ~~Other~~ Losses: All losses of Leases or Interests committed to this agreement, ~~other than those set forth in Articles IV.B.1. and IV.B.2. above,~~ shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

~~4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.~~

- 3 -

lo._ rsrl».rrsrr-are gnaw A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 ARTICLE V. OPERATOR A. Designation and Responsibilities of Operator: 4* |3eefExplarat'gn,L.E shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its pcrfonnance of services hereunder for the Non-Operators, Openrior sllall be an independent contractor not subject to the control or direction of the Nomopelators except as to the type or operation to be undertaken in accordance willi the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind tllein to any obligation or liability assumed or rred by Operator as to any third party. Operator sllall conduct its activities under this agreement as a reasonable prudent rppelator, in a good and workmanlike lnallncr, with due diligence and dispatch, in accordance with good oilfield practice, and inlycolnpliarice witll applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for _osses sustained or liabilities incurred ~ except such as may result from gross negligence or willful misconduct. i, B. Resignation or Removal of Operator and Selection of Successor: Resi an n r em v I f emt r: Operator may resign at any time by giving written notice thereof to Noll-Operators. If Operator terminates in legal existence, or is no longer capable of serving as Operator-, Operator shall be deemed to have resigned without any action by Non»Operators, except the selection of a successor. Operator may be removed only for good cause by the affinnative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining tiller‘ excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator‘ by a Non—Opemtor' detailing the alleged default and Operator has failed to cure the default. within thirty (30) days from its receipt of the notice or, if the default concerns an operation tllen being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean nor—only gross negligence or willful rniscoriduct /'l~ » ' er - ' ' r ' = - ' W, ' Subject to Anicle VIl.D.l., such resignation (lr removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days alter the giving of notice of resiglration by Operator ,v.rc ~ or action by the Non—Opemtors to remove operator-, unless a successor Operator has been selected and assumes the dutiu of Operator at all earlier date. Operator, afler effective date’ of resignation or removal, shall be bound by the (anus hereof as a Non-Operator. subsidiary, parent or successor‘ corporation shall not be the basis for removal of operator. 2. ' o t‘: "t' - lfOt' - “ n'- t Reef oilac ucirmc ovc oiiine ° nit‘ ii °'l‘§'.°a'ii§i3gé’r‘irl§’ihr‘%iiliii'v?li'?lr iire o’t’li5i- ‘i~lo‘r'i'3$°'i?5’{r§§?‘{i§i$id%d,'li§vi‘§ié2'iii‘tlré event snrd Fund shall can 2 to own an nterest in the onrruot Area, the successor Operator sh: he s acted by the party or parties A cllange of a corporate name or structure of operator or transfer of Operators interest to any single ~ owlrilrgasi le maj ri ‘ntere t. _ successor d'pEntur sinlly he sciccrsu by / -L p . ~*- A p l H L l A = l -. .-u nn .r» r. nF.~ r.u_-r-r 4 IIIL. V 3.14! ': r r*rr r. .r *.r u. I .'BA£‘'I A it’! nr LIIL IoALl\. Ac .- . cl F») F as. .r. a r.-V r K:I'l'gIIAn ~l§A. Iglibl .- ‘4 In retneved—er—resi-gneér Tile former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are girot already in the possession of the successor operator. Any cost of obtaining or copying‘ the fonner opcmtoes records nut data shall be charged to the joint account. , ,i 3. Eflect of Bankruptcy: If Operator becomes insolvelrt, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a'petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator‘ is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by opemtor as 2 debtor in possession, or by a trustee in barlkmptcy, shall be deemed it resignation as Operator without any action by Non-operators, except the selection of a successor-. During the period of time the operating committee controls operations, all actions shall require the approval or two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." in the event there are only two (2) parties to this agreement, during the period of time the operating committee controls cperzltiorrs, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interfit in the Contract Area based on Exhibit " t c. Employees and Contractors: ~~ The rlurrrber of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or cclrhrrctors shall be the employees or contractors of Operator: D. Rights and Duties of Operator: 1. Competitive Rates and Use of Affiliates: All wells drilled on the Colltract Area shall be drilled on a competitive contract basis at the usual rates prcvoillng in the area. If it so desires, opcnrror rrlay employ its own tools and equipment in the drilling of wells, but its charges therefor sllall not exceed the prevailing rates in the area and the rate of such char-gas shall be agreed upon by the parties in writing before drilling operations are crnnrnenced, and such work shall be perfonrned by opcistor under the same rcnns alrd conditions as are customary and usual in the area in contracts of independent conimcrors who are doing work of a silnilar nature. All work perfonued or materials supplied by affiliates or related parties of Operator shall be perfonned or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry. 2- Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area 'p‘ursunit to this agreement and sllall charge each of the parties hereto with their respective proponiornrc slrarcs upon the cxplnisc basis provided in Exhibit "c." operarcr shall keep an accurate record of the joint account lrereurlder, sllowing expenses incurred and charges and credits made and received. v « l 3. Protection fryrn 1‘; is: Operator shall pay, or cause to be paid, as and when tlrcyibccome due and payable, all accounts or contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in .4.

Is: 1»; la la 3-»;|:§:5~aoo\Io~m&\.-4N <:-E53433 N u N 4> Z5 wwwwumu: xaooxnmvnzxw 40 42 43 44 45 46 47 48 49 mu: mu. a«.;l‘G._o 55 57 58 59 ~I~I\I\)~|a\o\a\a\aso\o\<7\ma» J:-uaI\).ao~Duax|a\s.ruJ>L-IN-—-c A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 respect of the Calumet Am or any operations for the joint account thereof, and shall keep the Contract Area flu ftcun

uuxlatllt->h:ts)— tu ls) Iu IQI~||~)l~)l\)|\J tst>—4-—-—-._. ~Om\tmUtAw|~J—o\aco\to\ Wm -—o L» to tut.» r-.t.r in L1- D-I as tour (inst u re «> o 4» AN as not -5 or A a\ A xi us on t. \o Lit o vi or lu Ut ct LII5 u- U: vi at or \t or pro O\U| Oso mararoror utrs-.tN._ moans count or so 4o \- «Isl orto 2.’ A.A.P.L. FORM 610 - MODEL FOR.M OPERATING AGREEMENT - 1989 liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or maten‘als supplied. 4. Qstgdy of Fulrd§: Operator shall hold for the account of the Nun-Operators any funds of the Non-Operators Advanced or paid to the Operator, either for the conduct of operations lrereunder or as a result fipf the sale of production fiom the Contract Area, and such funds shall remain tlle funds of the Nun-Opelutols on whose accopnt they are advanced or paid until used for their intended purpose or otherwise delivered to tire Non-Opemtots or applied toward the payment of debts as provided in Anicle v1l.l3. Nothing in this paragraph shall be construed to establish a fiquoiory l'elaticmsl'rip between Operator and Non—operntcrs for any purpose other than to account for Nou—Opetat0r funds as lret-cijtt specifically provided. Nothing in this paragraph shall require the maintenance by Operator or separate accounts for thc3,ruttds of Non-Operators unless the parties otherwise specifically agree. 5. Accgfi to Contract Area gtd Records’ Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non»Opelator's sole "risk and cost, full alrd free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area alrd to the records of operations conducted thereon or production therefroln, including operators books and records relating thereto. such access rights shall not be exercised in a manner interfering with Operators conduct of an operation hereunder and shall not obligate Opemtor to funrish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such irlterpretive data was charged to the joint account. Operator will fumish to etch Non-Operator upon request copies of any and all reports and inronnttliott obtained by Openttar in connection with production and related items, including, without limitation, meter and chart reports, production purchrtser statements, run tickets and monthly gauge reports, but excluding ' purchase contracts and pricing infonnaliorr to the extent not applicable to the production of the Non-Operator seeking the inronnoticn. Ally audit of operators records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C." 6. Filing and Furnislting goyenrnctrtsl Reports: operutor will file, and upon written request pt-otnptly funrislr copies to each requesting Non-operator not in default of its payment obligations, all opet-rttictrnl notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations lrereunder. Each Non-Operator Sllllll provide to Operator on 3 timely basis all information necessary to Operator to make such filings. 7. Dj ring and T_e§_l'ng Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well: (st) Operator will promptly advise Non-Operators of the date on which the well is spuclded, or the date on which drilling operations are commenced. (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of openttitrus on the well as the Non-Operators shall reasonably request, including, but nctlhnited to, daily drilling reports, completion reports, and well logs. (c) Operator shall adequately test all Zones erroourrtel'ed whiclt may reasonably be expected to be capable of producing oil and Gas in paying quantities as a result of examination or the electric log or any other logs or cores or tests conducted hereunder. , l 8. Upon request of any Consenting Party, Operator shall fumish estimates of eunent and cumulative costs incurred for tlre_joirtt account at reasonable intervals during the conduct of any operation pursuant to this agreetnettt. Operator shall not be held liable for errors in such estimates so long as the rstilrlates nre made in good faith. 9. lnsirccz At all times while operations are conducted hereunder, Operator shall comply with the workers tzotrtpensatiott low of the state where the operations are being conducted; provided, however, that Operatlor may be a selfinsurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the penis as outlined in Exhibit "D" attached hereto and rnarle 2 part hereoft Operator shall require all contractors engaged in work on or for the Contract Area to contply with the workers compensation law of the state where tltc operations are being conducted and to maintain such other insurance as Operator may require. In the event automobile liability irisunnrce is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be tirade by Operator for premiums paid for such insurance for Opemtor‘s automotive equlpmcnlt ~ ARTICLEVI. DRILLING AND DEVELOPMENT nk€tI A: rrn nun rt 1 . u is Al“! c. - t.rn~ on It our n~.- ._s s s _\ -.-r 1411' no I'o'r\)III Al F ~_,.- .r .- ul 11.14‘ 4 r,I's_ 1, . Avo‘I._lH_1 V -F. Fit‘ yo AA<'l\7IVl:‘ or - AIl'IVl . 5: J B. Subsequent Operations: _ The rrghtto propose operations shalllke restricted as SB‘£fflrilI inAA_rticl5 Xxl B.|‘ler'eo_[., : r 1_ Pmng§Ed gym;-°,,§._,r 1;! ,r I it ll’ '0‘ L IA .r - o .t. c-,r . _ ’ I-,hF,D PI DIED! art. It Is FL! 4- .r-- - I'h u .cu t » r- 'I.l'»‘>. ‘I . ,rr.-.- . F 5 VJ §‘i F J H t4 )4 J A cut. t o ,r~ . ,r-tip I-Q'Aol IN I) t. .nt hi I ttt.tt- e r t- 4 ts , r Er rt-= s s c Fol FF Ay‘ I _- II .- I"'Lall“ - xx)‘;-

r A.A.P,L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 are 5‘ .r. nu.’/.«~r. cry Il‘Q'»1el’$ |"ty'6:r'J§J’§6I r L V4‘ -a_I I ~' ,, , -«|A,,«I_ k,’ «' 4“ t‘ W‘ t "‘ p " The paltiestc whom sucha notice is delivered shall have thirty (30) days afier receipt of the notice within which to notify the party proposing to do tlle work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetlack, Recolnplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to fortyeight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply witllin the period above fixed shall constitute an election by that party not to participate in the cost of the proposed opemtinn. - »- n I1. ,3. .- arr Jar: 1 F .9 s . .1 .,,E If all parties to whom such notice is delivered elect to participate in such a pro'_llosed operation, tlte parties shall be ‘en r~ at.lls.AI' .r n .- rx r p,J‘c_ contractually cotrlnrilted to participate therein provided such operations are colnlltenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days afier expiration of the notice‘. period of thirty (30) days (ol' as promptly as practicable liner the expinrtion of the forty~eight (45) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thetelrfier complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said colrrtnerlcement date may be extended upon written notice of same by Operator to the other parties, in the sole opinion of Operator, such additional time is reasonably necessary to obtain pennits froln governmental authorities, surface rights (including l1'ghts-ofway) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or ~ ,,,ccp,a,m_ It i r F - r u ,r ~.r< _oI« - F -4 .r ~ r .- O ) - r - ~rr~ -. :. ~ -~ L.-rvr 4-: r . rrrA'. . A4 “ ".7 r«_ ‘ 1 r 1 F J 4 . . k L ,r . r .r . v‘ r ~.r. -: » r« 1 r» r« s r IIAI. ,r 'rl I¢A'A . .r A'II : nr r.-r r n r- r r«" a r r r-« cu r .r r c .r .r .r n ‘A . ““’ ‘ “. " .« * r -— r« 2: r: , ~ ~ v « «r r s r\ A r k r L\ n E n a F B r 2. Operations by Less Than Al Parties: (a) Determination gf Pagicipatigrl. If any party to whom such notice is delivered as provided in Article Vl.B,l. or Vl.C.l. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later that) ninety (90) days afier the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of tire forty—eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Opentor shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Opemtor is a Non-Collsetrting Party, the Consenting Parties shall either: (i) request Opaator to per-fonn the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Patties as Operator to perform such work. The rights and duties grained to and imposed upon the Operator under this agreement al'e gmnted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Corlselttiug Parties, when conducting operations on the Contract Ar-ea pursuant to this Article Vl.B.2., shall comply with all terms and conditions of this agreement. ‘ I If less than all parties approve any proposed operation, the proposing party, imlmediately aner the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties‘, approving such operation and its recornrrrendation as to whether the consenting Parties should proceed with the operation ap proposed. Each Consenting Party, within folty»eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) afier delivery of such notice, shall advise the proposing party of its dire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) cany only its propnnionate part (determined by dividing such party’: interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties‘ ‘nter-ass, or (i" carry its proportionate part (determined as provided in (ii)) of ~ Nori~Consentirlg Pzn1ies' interests together with all or a portion of its proportionate part of any Non-Consenting Parties‘ interests that any consenting Parry did not elect to take. Airy interest of Non-Consenting Parties that is not carried by a Collsenting Party shall be deelned to he can-ied hy the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party Within the time required shall be deemed an election under (i). in the event rr drilling rig is on location, notice may be given by telephone, and tlte time permitted for such a response shall not exceed a total of forty-eight (rs) hours (exclusive of Saturday, Sunday and legal holidays). 'l'he proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration or the applicable response period, If l00% subscription to, the proposed operation is obtained,’the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article Vl.B. l ., subject to the same extension right as provided therein. (la) Relin ui h ti n Tire entire cost and risk of corrdrtcting such operations shall be home by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. encumbrances of every kind created by or- arising front the operations of tlte Cnnsenling Parties, lf such an operation results ill a dry hole, then subject to Articles VI.B.6. and Vl.E.3., the Colrsentirtg Patties shall plug and abandon the Well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate I terest fo Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by tlte subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetmcked, Dcepened, Recolnpleted or Plugged Back under tlreprovisions of this Article resuls in a well capable of producing Oil and/or Gas in paying quantities, the consenting Parties shall Complete and equip the well to produce it their sole cost and risk, and tlte well shall then be turned over to Operator (it the Operator did not conduct the operation); and shall be operated by it at the expense and for the account of the Consenting Parties. Upon connncncctnellt of optiiations for the drilling, Reworking, Sidetmckitig, Recornplcting, Deepening or Plugging Back of any such well by consenting Parties in accordance witlt the provisiorrs of this Article, each Non-consenting Party shall be deemed to have relinquidhed to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, irt,plo ottion to their respective interests, all of such Norr- . , , l 3 1 [A _ Consenting Party's interest in the H A ' !'§l‘3rl'° "'7 "" 5“ "T uctlort— ‘ " "*' "' ‘ ‘ by s. .5.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 p ~ hp’ _rs r nr56'5nI, . yr.» V -r n__r_ nyr \I."r‘ n t‘ atr rs r .-.r Val‘ r-ac L _ .- r‘1.rrM EEDJAU-I r Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (aflcr deducting applicable ad valorem, production, severance, and excise taxes, royalty, oveniding royalty and other interests not excepted by Article lll.C. payable out of or measured by the production with respect to such interest until it reverts), sllall equal the total of the following: (i) 390 % of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non»Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Conscnting Party's relinquished interest shall revert to it under other provisions of this Article, it being ngreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and (ii) 600 % of (a) that portion of the costs and sxpenscs of drilling, Reworking, Sidetracking, Dccpcning, Plugging Back, testilrg, Completing, and Reeornpleting, nfier deducting any cash contributions received undcr'Articlc vlll.c., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party ifit had participated therein. Notwitllstanding anything to the contrary in this Article vl.a., if the well does not reach the deepest objective Zone ' described in the notice proposing the well for reasons other than the errcounterirrg of granite or practically irnpsncnablc, substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consentirlg Party who submitted or voted for an alternative proposal under Article Vl.B.6. to drill the well in a shallower Zone tlrrrn the deepat objective zcrre pr'oposed in the notice under which the visit was drilled, and each such Non- Consenting Party sllall have the option to participate in the initial proposed Completion ofiithe well by paying its share of the cost of drilling the well to its actual depth, calculated in the rnanrrer provided in Artiisle Vl.B.4. (a). If any such Non- Consenting Party does not elect to participate in tlle first completion proposed for sutzlriflvell, the r-elinquislnr-lent provisions orthis Anicle Vl.B.2. (b) shall apply to such party's interest. 1-. (c) Rewo'k'ng Rggpnplgting gr Ejngging Back An election not to participite in the drilling, Sidelnrckirrg or Deepening or a well sllall be deemed an election not to participate in any Reworkirrg or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to firll recovery by the consenting Parties of the Non-consenting Party's recouprnent amount. similarly, an election not to participate in the Completing or" Recompleling of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any tilne prior to full recovery by the Consenting Parties of the NonvCorrsel'lting l>arty's recclupmenl‘. rnncunt. Airy such Reworking, Rccompletirlg or Plugging Back operation conducted during the reeouprnerrt period shall be deemed part of the cost of operation of said well and there Sllflll be added to the sums to be recouped by the Consenting Parties QQQ “c of that portion of the costs of the Reworking, Recompleting or ‘Plugging Back operation which would have been elm-geable to such Non-Consenting Party had it participated therein. if such a Reworking, Rocompleting or Plugging Back operation is proposed during such rccouprnent period, the provisions of this Article VI.B. shall be applicable as between said Conserrting Parties in said well. . (rl) Recguprnent Mgjgelg During the period of time Corrsentirrg Parties are entitled to receive Non-Corrsenting Party‘: share of production, or the proceeds therefronr, Consenting Parties shall be responsible for the payment of all ad valorem, producricn, severance, excise, gathering and other taxes, and all rowlty, overriding royalty and other burdens applicable to Non—Conselrling Party's share of production not excepted by Ar1icle lll.c. in the case of any Reworking, Sidetracking, Plugging raaclt, Recorrrpletirrg or Deepening operation, the Corrscrrting Parties shall be permitted to use, free of cost, an casing, tubing and other equiplnerrt ill the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well afier such Rewurklng, Sidetracldrrg, Plugging Back, Recornpleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage. Within ninety (90) days alter the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall funrish each Non-consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, sidcrracltirrg, Deepening, plugging Back, testing. Completing, Recompleting, and equipping the well for production; or, at its ‘option, the operating party, in lieu of an itemized statancnt of such costs of operation, rrmy submit a detailed statement of monthly billings Each rilanth thereafier, during the time the Consenting Prrnies are being rsirnhrrrscd as provided above, the party conducting the operations for the ccnserrtirrg Parties slnrll furnislr the Non-Conselltirrg Parties with an itemized statement of all cuss and liabilities incurred in the operation of the well, together with it statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production dunrrg the preceding month. In dctcrrnirrirrg the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. any such operation which would have been owned by a Nan-Consenting Party had it participated therein shall be credited Any amount realized from the sale or other disposition of equipment newly acquired in connection with against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is B credit balance, it shall be paid to such Non~ Consenting Party. V If and when the Cotrscrrting Parties recover {ruin a Non-Consulting Party's relinquished intel'est the rnrnounta provided for above, the relinquished interests of such Non-Consenling Party shall automatically revert to it as of 7:00 min. on the day following the day on which such rccouplnent occurs, and, from and after such reversion, such Non-Corrsenting Party shall own the same interest in such well, the rrlntcriol and equipment in or pertaining thereto, and the production tlrerefiorn as such Non-Corrsentirrg Party would have been entitled to had it participated in the drilling, sidetraclting, Reworlting, Deepening, Recolnpleling or Plugging Back of said well. Tllerenfler, such NO]!-C0llSC'|'lllllg Pany shall be charged with and shall pay its pmpoflionnte part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto, 3. Stand-By Q9315: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise tcnninarcd pursuant to Article Vl.F., starrd—by costs incurred pending response to a party's notice proposing a Rewor-king, .7.

ArA,P.L. FOR_M 610 - MODEL FORM OPERATING AGREEMENT - 1989 Sidctracking, Deepening, Recornpleting, Plugging Book or Completing operation in such 2 well (including the period required under Article Vl.B.6. to resolve eornpeting proposals) shall be charged and home as part of the drilling or Deepening operation just completed. Stand—by costs subsequent to all parties resporlding, or expiration of the response time pennitied, whichever first occurs, and prior to agr'eerrre.nt as to tlle participating interests of all Consenting Parties pursuant to the terlns of the second grarnrnatical pardgrlph of Article Vl.B.2. (a), shall be charged to and home as part of the proposed operation, but if the proposal is subsequently withdrawn because or insurficient participation, suolfr stand-by costs shall be allocated between the Collseuting Parties in the proportion each Consenting Party's interest as slioviln on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Conserrtirrg Parties. l ’ In the event that notice for o Sidctracking operation is given while the drilling rig is be utilized is on location, airy party may request and receive up to five (5) addiliorral days afier expiration of the forty-eight hour response period specified in Article Vl,B . within which to respond by paying for all starrd-by costs and other costs incurred during such extended response period; operator may require such party to pay the estirnated stand-by time in advance as a condition to extending the response period. allocated between the parties raking additional time to respond on a day»to~day basis in the proportion each electillg party's interest as slrowll on Exhibit "A" bears to the total interest as shown on Exhibit A" of all the electing parties. 4. Deepening: If less tlralr all parties elect to participate in a drilling, Sidetrackilrg, or Deepening operation proposed If more than one party elects to take suclt additional time to respond to the notice, standby costs shall be pursuant to Article Vl.B.l., the interest relinquished by the Non-Conscnting Parties to the Consenting Parties under Article Vl.E.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article Vl.B.l. ("Initial Objective"). Such well shall not be Dccpened beyond the Initial Objective without first complying with this Article to afford the NonvConscuting Parties the opportunity to participate in the Deepening operation. 1 lit the event any consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, conrplyirlg with the requiren1ent.s of Article VI.B,l,, to all parties‘ (including Norr- Consenting Parties). Thereuporr, Articles Vl.B.l. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening or such well pursuant to said Articles v1.3.1. and 2, If a Deepening operation is approved pursuant to such provisions, and if any Non-Consentirrg Party elects to participate in the Deepening operation, such Nonconsenting party shall pay or make reirrrbursernerrr (as the case may be) of the following costs and expenses. (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Nolr»Corrselrting Party shall pay (or reimburse Corrsenting Parties for, as the case may be) that share of costs and expenses irrcunecl in connection with the drilling of said well from the surface to the initial Objective which Nun- Conselrting Party would have paid had such Non-consenting Parry agreed to participate therein, plus the Non-consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or anmrptcd Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond jrhe Initial Objective shall be for the sole account of consenting Parties. (b) If the proposal is made for a Non-Consent Well that has been previously Conipleted as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such lNon-Consentirrg Party shall pay (or reirnhur-se Consenting Parties for, as the case may be) its proporrionate share of ant costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consentirrg Parties from the sale of production from the well. The Non~Corrselrting Party shall also pay its proporliolrate share of all costs of re-entering said well. The Non-Cclrrsenting Parties’ proportionate part (based on the percentage of such well Non~Consenting Party would have owned had it previously participated in such NOl|»C0l‘iSe||t Well) of the costs of salvable rnatcrials and equipment remaining in the hole and salvzrhle surface equipment used in connection with such well shall be dclcnnincd in accordance with Exhibit "C." if the Corlsenting Parties [rave recouped the cost of drilling, Completirrg, and equipping the well at the time such Deepening operation is conducted, then a Norr- Cousenting Party may participate in the Deepening oi-' the well with no payment for costs irrcun-ed prior to re-entering the well for Deepening \ The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its initial objective witlrcnt the consent of the other consenting Patties as provided in Article Vl.F. 5. Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellhole at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in thc Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows: _ (a) if the proposal is for Sidetrucking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at wllich the Sidetmcking operation is initiated. (b) if the proposal is for Sidetr-scking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incuned in the initial drilling of the well down to the depth at wlriclr-tlre Sidetrackirrg operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such palty‘s proportiorrntc share of the cost of the well‘s salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit"~ ~~ /nor rn.t en .- c .r. -e n -a.,r« . '4‘ a « .- r- F Jr . J)’ .v .r A : . r . . r. . VM y r n u y‘, It i. r. .r ,r r rvr, r 4. rrrr ea \ - . F1 rials or 1 tr r F r, r e arr u_.r re . n r A'\| -- r. er! mnr r .r V 5 r 1 1 ‘' Ir 1 "5' rra c A] cu . ~ . « H J r try _ E r r r. I r. .4 r. ara. Ar . it falls o. a r r r r - r» rr F ye . r. r. . » F}, r r u r.lA r r:r.V I 5 .r. I L.IIl r. at e . . n . ,r l\/I A - r - >- rvv 1 rm: F in v \I 1 r rt’ r« ‘b warm t. c I'M! v ~ . N) ‘_ 1 I “Cir/‘J'Ctll AI rrlA it an’ b it I it rlr.r ti r,~. an r. . r . . ~.~ « J rr 9 t« e " arr‘ Jr 1 ' e ' ' ~1 "‘ rrlr. .r .r r. .,r an r .r. c r . . er r 5 as r» is er r - . . .4 5 air. V rr r F By’, 1 : ’r ~

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

~~initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.~~

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

~~8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.~~

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

☑ Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

☐ Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

~~2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.~~

D. Other Operations:

Bust?

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Five-hundred Thousand Dollars ($ 500,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Five-hundred Thousand Dollars ($ 500,000.00). ~~Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least _____% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.~~

~~**E. Abandonment of Wells:**~~

~~1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be~~

- 9 -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

~~plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.~~

~~2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.~~

~~Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.~~

~~Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.~~

~~3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).~~

~~**F. Termination of Operations:**~~

~~Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing _____% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.~~

~~**G. Taking Production in Kind:**~~

☐ ~~**Option No. 1: Gas Balancing Agreement Attached**~~

~~Each party~~ / Operator shall ~~take in kind or separately~~ dispose ~~of its proportionate share of~~ all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. ~~Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment~~

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

~~directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.~~

~~In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.~~

~~☐ Option No. 2: No Gas Balancing Agreement:~~

~~Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) -day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. ~~The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used.~~ Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements.~~ Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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‘owed against the proceeds from the sale of such defaulting party‘: share of Oil and Gas. A.A.P.L. FORM 610 ~ MODEL FORM OPERATING AGREEMENT - _l989 B. Liens and Security Interests: Each party grants to the other parties hereto a lien upon any interest it now owns or rrerearter acquires in oil and Gas Leases and Oil and Gas interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or her-eafier acquires in the personal property and fixtures on or used or obtained for use in comrectiorr therewith, to secure perfonnance of all of its obligations under this agreement including but not limited to payment of expense, interesr and fees, tire proper disbursement or all rrrontes paid rrererrrrder, the assignrnent or relinquishmerrt of interest in Oil and Gas Leases as required rrererrrrder, and the proper- performance of operations rrer-eunder, suerr rien and security interest granted by each party hereto shall include such party‘s leasehold interests, working interests, operating rights, and r'oyalty and oven-idirrg royalty interests in the Contract Area now owned or lrereafler acquired and in "lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted tlrerefrorrr and equipment situated thereon or used or obtained for use in conrrectiorr therewith (including, without lirnilatiori, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas irnbalances or from the sale of Oil and/or Gas at the wellhad), contract r-iglrts, inventory and general intangibles relating thereto or arising therefrom, arid all proceeds and products of the foregoing. ‘ To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or‘ the recording supplcrnent executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which Lire Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing stulernent with the proper officer under the Uniform Commercial Code. Each party represents and war-mrrts to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a fir-st and prior lien, and each party hereby agrees to rnaintairr the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and hrterests covered by'this agreement by, tluough or under such party. All ponies acquiring an interest in Oil and Gas Leases and Oil and Gas interests cover-ed by this agreement, wrretrrer by assignrnerrt, merger, mortgage, operation of law, or- otherwise, shall be deerrred to have taken subject to the lien and security interest granted by this Article Vll.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or atter such interest is acquired. To the extent that parties have a security interest under the Uniform Corrnnemial Code of the state in which the corrrnrct Area is situated, they shall be entitled to exercise the rights and remedies of tr secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an erection of remedies or otherwise affect the rierr rights or security interest as security for the payment thereof. in addition, upon default by any party in the payment of its share of expenses, inter-ess or fees, or upon the improper use of funds by llre Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect train the purchaser the proceeds from the sale of such defaulting party's share or Oil and Gas until the an-rount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall liave the right to offset the arnourrt All purchasers of production may rely on a notificatiorr of default frorrr the nor'rdeFaulting party or parties stating :the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing fivmduction proceeds as provided in this paragraph. tr cx », - » . 4. Jr J r V I .~ r r .r . ram, r s 5 A .u A541!‘ v ta I\ r it . r . .r e . .~ , 5 r» . 1 .r . r . . c r r. . c r. n Y D‘ l | J “ J P 1 _,-=-. u. on F‘: ra .ALJrI A rrro, .r r - .4: -.r a .r a 'r|.r r . . - r! are I J F It’ f I A ' 4 If any party does not perfor-rrr all of its obligations hereunder, and the failure to perform subjecs such pany to foreclosure or execution proceedings pursuant to the provisions of this agreerrrerrt, to tire extent allowed by governing rnw, the deraurting party waives any available right of redemption frorn and alter the date of judgment, any required valuation or appraisement of the mortgaged or secured propeny prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to my property that is subject to the lien and security rights granted hereunder, such power to be exercised in the rnonrrer provided by applicable law of otherwise in a commercially reasonable manner and upon reasonable notice. Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contmct Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics‘ or rnaterialmerr's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any hereunder for services performed or C. Advances: Opemtor, at its election, shall have the right from time to time to demand and receive from one or more of the otherparties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which light may be exercised only by submission to each such party of an itemized statetrrent of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or‘ before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifiecrr (15) days afler such estimate and invoice is -received. If any party filils to pay its share of said estimate within said time, the amount due shall bear‘ interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more. 1). Defaults and Remedies: it If any party fails to discharge any firroncittl obligation under this agreement, including without limitation the Failure to make any advance under the preceding Article Vll.C, or any other provision of this agriefilrnent, within the period required for such payment lrereander, then in addition to the remedies provided in Article Vll.B. or elsewhere in this agreement, the remedies specified below shall be applicable. sum due materials supplied by Operator. For purposes of this Article Vll.D., all noiices and elections shall be delivered .12.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 only by Operator, except tirat Operator shall deliver airy such notice and election requested by a norr—defaulting Non-Operator, alrd wlrelr Operator is the party in default, the applicable notices and electionscan he delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party. l. suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or tlrereafier accruing under this agreement. if Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in intomt in the Contract Area after‘ excluding the voting interest of Operator; to appoint a new Operator effective inrtnediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article vl.B. of this agreement, the right to participate in an operation being conducted urlder this agr-cement even if the party has previously elected to participate in such operation, and the right to receive proceeds ofpmduction from rrrry well subject to this agreement. 2. § it for Darnagg‘ Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus irrter-est accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing alry defaulting party to collect consequential damages accruing to such party as is result of the default. 3. Deemed Nolr-Consent: The non-defaulting party may deliver a written Notice‘ of .Non-consent Election to the defirulting party at any time afier the expiration of the thirty-day cure period following tlt-livery of the Notice of Default, in which event it‘ the billing is for the drilling a new well or the Plugging Back, Sidetlackirrg, Rewarking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recoinpletion of any well, the defaulting party will be corrclusively deemed to have elected not to participate in the operation arrdfto be a Non-Consenting Party with respect thereto under Article Vl.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made If election is made to proceed under this provision, then the norrdefuultirlg parties may not elect to sue for the unpaid amount pursuant to Article VlI.D.Z. Ulrtil the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid allure of costs plus interest at the rate set forllr in Exhibit “C," provided, however, such payment shall nut'pre_iudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the irondefaulting parties as a result of the default. Any interest relinquished pursuant to this Article VlI.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-derrrulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein. 4. Advance Pauyeut: Ir a default is not cured willrin thirty (30) .days of the delivery of a Notice of Default, operator, or Non-Operators if Operator is the defaulting party, may require the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-operators, as the case may be, would be entitled to’ reirrrbur'ser1rent under any provision of this agreement, whether or not such expense was the subject of the previous default. ’ drilling a well or Completion of a well as to which an election to participate in drilling or Completion Iras been made. if the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided thereafier advance payment from Such right includes, but is not limited to, the right to require advance payment for the estimated cross of in the Article Vll.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced rerr-raining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party. 5. Costs and Attorneys’ Pegs: hr the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party ilr such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure. E. Rentals, Shut-in Well Payments and Minimum Royalties: Rentals, slrut-in well payments and milrirnurn royalties which may be required under the temrs of any lease shall be paid by the party or,par1ies who subjected such lease to this agreelrre-rrt at its or their expense. In the event two or more parties own and have contributed interests in the some lease to this agreement, such parties mpy designate one of such parties to make said payments for and on behalf or all such patties. Any party may request, anti? shall be entitled to receive, proper evidence of all such payments. in the event of failure to rrtake proper payment of S.-.ry rental, slrutirr well payment orrnittirrlurn royalty through mistake or over-sight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2, i Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or retunr to production of n producing well, at least five ts) dnys (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non»Opemtors, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of arty shut-in well payment shall be bonre jointly by the parties hereto under the provisions of Article lV.B.3. F, Taxes: . ‘ Eegimring with the first calendar year afier the effective date hereof, Operator‘ shall render for ad valorem taxation all property subject to this agreement which by law should be relrdered for such taxes, and it shall pay all such taxes assased thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall fumisl'r Operator infunnation as to burdens (to include, but not be limited to, royalties, oven-ldirrg royalties and produrztion payments) on Leases and Oil and Gas Irrter-ests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding ‘excess royalties, oven-i rrg royalties or production payments, the reduction in ad valorelrr taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valoreln taxes are based in whole or in part upon separate valuations of each party's working interest, then nctwitlrslandirrg anything to the contrary lrerein, charges to the joirlt account shall be made and paid by the parties hereto in accordance with the tax value generated by each party‘: working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the rr-lanrrer provided in Exhibit "C." l ' _13.

Lut~>&7ruI~ll~)I~II~)I~)l\lru-—-—>- <:\oua~rmLIr»s-mm-—-¢\iao=< 3| l 32 33 34 35 35 37 33 39 40 41 42 43 44 as 46 47‘ 48 49 50 SI 52 53 54 55 55 57 so 59 so él 62 as ; 54' as so. 67 l 68 59 ‘ 70 l 7l r -izl 73 ‘ 74 A.A,P.L. FORM 610 — MODEL FORM OPERATNG AGREEMENT - 1989 if Operator considers any tax assessment irnproper, operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final tletenrrinalion, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator lrray elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay tlte tax for the joint account, together with airy interest and penalty accrued, and the total cost shall their be assessed against the parties, and be paid by tlreln, as provided itl Exhibit "C." Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of sucll prrrty's share of Oil and Gas produced under the tenns of this agreement. ARTICLE VIII. 1' ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST A. Surrender of Leases: The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be sunendcrcd in whole or in part unless all parties consent thereto. However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed sun-cndcr to all parties, and the parties to wlrcm such notice is delivered shall have thirty (30) days after delivery of the notice Within which to notifil the party proposing the surrender whether they elect to consent thereto. Failure of a party to wholn such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. if all parties do not agree or consent thereto, the party dsiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located tlrereon and any rights in production thereafier secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrcrlde-r an oil and gas lease covering such Oil and Gas IgYC‘I'$glLIe‘OaI’selfdg:l;:IlI:[b(é'fj X(lIiIb%E‘§!|&-gl1dVS0V long tlrercafler' as Oil and/or Gas is produced from the land covered thereby, such lease to be on the onrr—) Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafier accruing, but not theletofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest iii the assigned or lused premises and its equipment and production other than the royalties retained in any lease made under the tenns of this Article. The party assignee or lmsee shttll pay to the party assignor or lessor the reasonable salvage value of the latters interest in any well‘s salvable materials and equipment attributable to the assigned or leased acreage. The value of all solvable materials and equipment shall be determined it: accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. lf such value is less than such costs, than the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more thall one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest or all such patties. if the interest of the parties to whom die assignment is to be made varies according to depth, then the interest assigned shall sinrilarly reflect such variances. . Any assignment, lease or surrender made under this provision shall not reduce or changcihc assignors, lessol's or surrendering party‘s interest as it was irrrrnediately before the assigrnnent, lease or surrender in the balancelhf the Contract Area; and the acreage assigned, leased or sunendcred, and subsequent operations thereon, shall not thereafier be subject to the terms and provisions of this agreelrlent but shall be dcelried subject to an Operating Agreement in the form of this ag|'ee|\\el'rL _r - a. Renewal or Extension of Leases: , If any party secures a renewal or replacelnertt of an Oil and Gas Lease or Interest subject io this agreement, then all other parties shall be notified pronrpily upon such acquisition or, in the case of a replacement base taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for at period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofir as such Lease atrccts lands within the Contract Area, by paying to the party who acquired it their pmportiortate shares of the acquis on cost allocated to that part of such Lease within the Contract Area, which shall be ill proportion to the interest held at that tilne by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement [case shall be given an assignment of its proportionate interest therein by the acquiring party. If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall he owned by the parties who elect to participate tlrerein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the pumlissc of such renewal or replacement Lease. The acqu' ' ‘on or a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deelned subject to it separate Operating Agreement in the fonrl or this agreement. ~ it‘ the interests of the parties in the Contract Area vglry according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment ofintetest shall also reflect such depth variances. Tire provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or- an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contractetl for or becorning effective within six (6) months afier the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months afier the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement. The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases. Ii C. Acreage or Cash contrilnrtioi A ' i While this agreement is in force, if any party contmcts for it contlribution of cash tovmriis the drilling of a well or any other operation on the Contract Area, such colrtribuiion shall be paid to llle party who conducted .‘.-. drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in tile fnm-i of acreage, the party to wholn the corttribution is made shall promptly tender an assignment of tile acreage, without warranty of title, to the Drilling Parties in the proponions said Drilling Fania shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of ally acreage or cash contributiolrs it lruiy obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area. .14.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 4 if any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VlII.C. n. Assignment; lvlnilrtennnce or Uniform Interest: For the purpose of maintaining unifonnity of ownership in the Contract Area in the Oil and Gas Leasm, Oil and Gas interests, wells, equipment and production covered by this agreement no party shall sell, encurnher, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either". 1. the entire interest of the party in all Oil and Gas Leases, Oil and GIS Interests, wells, equipment and production; or 2. an equal undivided percent of the party‘: present interest in all Oil and Gas Lileass, Oil and Gas interests, wells, equipment and production in the Contnrct Area. Every sale, errcumbrarrce, transfer or other disposition rrrade by any party shall be nrado expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of _an ownership interest in any Oil and Gas Lease or interest shall be deemed a party to this agreement as to the interest conveyedifrorn and alter the effective date of the transfer of o\vnE.tship; provided, however, that the other parties shall not be retiuired to recoynzc any such sale, encurrrbrance, transfer or other disposition for any purpose hereunder until thirty (30) days afler they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transfeior or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interrst transferred, including without limitation the obligation of a party to pay all costs attributable to an openrtion conducted hereunder in which such party has agreed to participate prior to making such assignrnent, and the lien and security interest granted by Article Vll.B. shall continue to burden the interest transferred to secure payment of any such obligations. If, at any time the interest of any party is divided among and owned by four or rrrore co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notion, apptove expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal genenrlly with, and with power to bind, the oo»owncrs of such party's interest within the scope or the operations enrbnaced in this agreement; however, all such coowners shall have the light to enter into and execute all contracts or agreernerrs for the disposition of their respective sham of the oil and Gas produced from the Contract Area and they shall have the right to receive, separately. payment of the sale proceeds thereof. E. Waiver of Rights to Partition: If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severzlty its undivided interest therein. guru 4.4”.» he or Aol . . L4 s__.n JFJ V e , e .e ,. .e r AA . LI . V FIE V . s VV V . lack rs. ti. e . ck Am I . . V V Jr . V . . , .s . :4: .-r.s s . F»! 4': 'rl . rue . V. FF}: V e .34‘ In: at . 4. 4. . ee . V V . e . . u s A . . s. . . ril . . /I 1.4 V VV . . V e . I .4.‘ l-s.I.I_i-.1s- «I. I A o st 4 depot o A 5‘ ‘X K». e ti. I r o I ll V .V V VV , . . e s. . . . . V .V . V s II’ J o s-he . s s 4‘ r 5W5» y I 5»-5 r . .- c . e . .-. t . r km .- IL e . A V 5\-: 5 , , .7 , e L c. r - as t_ L r V , , I V H) r F I’): , ARTICLE IX. INTERNAL REVENUE CODE ELECTION if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax pnrtnersllip pursuant to Exhibit "G" or other agreement between thorn, each party thereby affected elects to he mtcluded from the application of all of the provisions of Subchaptet "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby atfected such evidence of this election as may be required by the Secretary of the Treasury of the United Stats or the Federal lntenral Revenue Service, includirrg specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §L76l. Should there be any requirernent that each party hereby affected give further evidence of this election, each such party shall execute such documents and fumish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or fixture incorrre tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subcliapter "K," Chapter I, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shlzii make such election as may be permitted or required by such laws. In rnaking the foregoing election, each such party states that the income derived by such party frorrr operations lrereunder can be adequately detennined without the corrnpuurtiou of partner-slrip tzrxahle income. ARTICLE X. CLAIMS AND LAWSUITS Operator may settle airy single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Two-llundred Thousand Dollars (S 200 000.00 ) and if the payment is in complete settlement of such claim or suit. If the amount required for settlernent exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All colsls and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties particip"ting in the operation from which the claim or suit arises. if a claim is made against any party or if any party is sued on accourrrof airy rnarter arising from operations hereunder over which such individual has no control because of the rights given Operatori by this agreement, such party shall innnedirrtely notify all other parties, and the claim or suit shall he treated as any other claim or suit involving operations hereunder. .15.

39 A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 ARTICLEXI. FORCE MAJEURE If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indetnttify or make money payments or furnish secttrity, that patty shall give to all otlter parties prompt written notice of the force majeure with reasonably full particulars concemittg it; thereupon, tlte obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. Tlte terttt "force majulre," as here employed, shall mean an act of God, strike, lockout, or other industrial distulbztnce, act of the public enemy, war, blockade, public riot, lightening, fire, stomt, flood or other act of nature, explosion, govemmental action, govemtttental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the patty claiming suspension. The affected party shall use all reasonable diligeltce to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difliculties shall be handled shall be entirely within the discretion oi’ the party cottoemed. _ ARTICLEXII. NOTICES All notices nutliorized or required between the parties by any of tlte provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered ilt person or by United States mail, courier‘ service, telegram, telex, telecopier or any other font-t of facsimile, postage or charges prepaid, and addressed to such patties at the addresses listed clrt Exhibit "A.“ All telephone or oral notices penrlitted by this agreernelrt shall be confinned immediately tlrereafler by written notice. 'l"lre originating notice given under any provision hereof shall be deemed deliveredironly when received by the party to whom sucll notice is directed, and tlte time for such patty to deliver any notice in resplinse thereto shall run from the date the originatiltg notice is received. "Receipt" for purposes of this agreement with respect ‘to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified iii accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the Ultited States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or al; hours, such response shall be given orally or by telephone, telex, telecopy or other ficsimile within such period. Each party shall have the right to change its address at eny time, and front time to time, by giving written notice tltereof to all other parties. If a party is not available to receive notice orally or by telephone wlten a party atternpts to deliver a rtotice required to be delivered within 24 or 43 hours, the notice may he delivered in writing by any other method specified ltereingand shall be deemed delivered ill the satne manner provided above for any responsive notice. ~ ARTICLE XIII. TERM OF AGREEMENT This agreement shall remain irt hill force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of titne selected below; provided, however, no party hereto shall ever be construed as having any right, title orinterest in or to any Lease or Oil and Gas Interest contributed by any other party beyond thetenn ofttiis agreement. El So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by productiolt, extension, renewal or otherwise. El In the event the well described in Article VI.A., or any subsequent well drilled under any provision of tltis agreement, results in the Conrpletion of s well as a well capable of production of Oil and/or Gas in psying quantities, this agreement shall continue itt force so long as any such well is capable of production, and for an additional period of days tltereafier, provided, however, if, prior to the expiration of additional period, one or more of the parties hereto are engaged irt drilling, Reworking, Deepening, Sidetlacking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, tllis agreement shall continue in force until such operations have been completed and if production l’¢St.IllS therefrom, this agreernent In the event the well descrihacl in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas ficlrrt the Contract Area, this agreement shall unless drilling, Deepening, sidermeking, Completing, Ree completing, Plugging Back or Reworking operations are commenced within days from the date of abandonment of said well. "Abandonment" for such purposes shall rneati tller (i) a den n by all parties not to conduct arty further operations on tlte well or (ii) tlte elapse of léo days from the conduct of any operations on tltewell, whiclteverfilst occurs. ‘ V‘ The termination of this agi-eerneut shall not relieve atty party hereto from arty expense! liability or otlter obligation or arty rernedy therefor which has accrued or attached prior to the date of suclt tenniltatioll. ~ suclt shall continue in force as provided herein. terminate ~ ~ Upon tenninl-rtion of tltis agreernettt and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement ltas been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of tennination, and each party hereto agrees to execute such a notice of tennination as to Operator‘: interest, upon request of Operator, if Operator has satisfied all its financial obligations. ARTICLEXIV. COMPLIANCE WITH LAWS AND REGULATIONS A. La\vs,Regtllations nlld Orders: . This agreement shall be subject to the applicable laws of the state itt which the Contract Area is located, to the valid rules, regulations, and orders of arty duly constituted regulatory body of said state; and to all other applicable fedeml, state, and local laws, ordinances, rules, regulations and orders. B. Governing Law: ~ This agreement and all matters pertaining hereto, including but not limited to matters of performance, nortperformance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state itt wlriclt the Contract Area is located. the law oftlte state of c. Regulatory Agencies: It the Contract Area is in two or more states, Texas shall govern. Nothing herein contained shall grant, or be construed to grant, Operator‘ the rigllt or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under‘ federal or state laws or under rules, regulations or .15.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT — 1989 orders promulgated under suclr laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsettirrg or adjacent to the contract Area. With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly fron-r 0pen‘ator‘s interpretation or application of rules, rulings, regulations or orders of the Departrnent of Energy or Fe:I‘erul Energy Regulatory conrrnission or predecessor or successor agencies to the extent such ilrterpretation or application was? made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operrttor,for such Non-Operator’: share of production or any refimd, fine, levy or other govenrnrental sanction that operator may be ‘required to pay as a result of such an incorrect inter-pr-etation or application, together with interest and pertalties thereon owing by Opemtor as a result of such incon'ect interpretation or application. ARTICLE XV. MISCELLANEOUS A. Execution: This agreement sllall be binding upon each Non-operator when this agreernettt or a counterpart thereof has been executed by such Non—6penrror and operator rrorwitlrstantling that this agreement is not then or- thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in factjan interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial well but in no event later than five days prior to the date specified in Article VI.A. for corntrrerrcemerrt of the Initial Well, tenrrinate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify cornmencelnerrt of drilling operations. In the event of such a tel-rrrination by Operator, all further obligations of the parties hereunder shall cease as of such tennrnariorr. In the event any Non-operator has advanced or prepaid any slrare of drilling or other costs her-et.rrrtler, all sums so advanced shall be returned to such Non—0perator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a l‘.|.lITBIl( working interest in such well, Operator shall indemnify Nan-Operators with respect to all costs incurred for the i Initial Well which would have been charged to such person under this agreement if such person had mtecuted the same rrnd operator shall receive all revenues whiclt would have been received by such person under this agr-eerncnt if such person had executed the san-re. B. Successors and Assigns: 'llris ugreen-rent shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal represerrtativas, successors and assigns, and the terms lreaeof shall be deemed to run with the Leases or Interests included within the Contract Area. c. Counterparts: _ This instn.rrnent may be executed in any number of counterparts, each of which shall he considered an original for all purposes. ' l D. Severnbility: For} the purposes of assuming or rejecting this agreement as an executory corrtract ‘ursuant to federal bankruptcy laws, this agreement shall not be sever-able, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations ‘provided herein shall be a material default. ARTICLE XVI. OTHER PROVISIONS See attached A—M .17.

ARTICLE XVI OTHER PROVISIONS A. Unit Operations and Confirmations of Unit Agreements Prior leasehold owners in the Contract Area executed those certain Unit Agreements covering the Dean and Dean B Units, each dated April 1, 1967, filed of record in Cochrar.f,County, Texas, under File Nos. 15765 and l2632, respectively, herein referred to as the “Unit Agreements.” This Operating Agreement is entered into to govern and control all operations to be conducted under and pursuant to the terms of the Unit Agreements and the Lease subject thereto and the Dean K Lease. The Unit Agreements are hereby ratified and confirmed and by reference made a part of this Operating Agreement, this Operating Agreement shall govern. B. Proposal of Operations and Operations Authority Operations on the Contract Area, including, but not limited to, all operations referenced in Article VI, and waterflood operations conducted pursuant to the Unit Agreements, may be proposed only by the Operator or Reef Oil & Gas Income and Development Fund III, L.P., and not by any other party Operator shall have the final authority to make all decisions respecting operations to be conducted on the Contract Area. Operator agrees to keep Non-Operators informed on a timely basis of operations being conducted. In addition, Operator agrees to meet with Non-Operators at Operator’s officc once each calendar quarter, or as requested, not to exceed once per month, for the purpose of consulting widr and advising Non- Operators concerning operations being conducted and/or planned for the Contract Area. C. Rentals All rental(s), shut-in well payments and minimum royalties which may be required under the terms of any lease may be administered and paid by Operator and charged to the Joint Account except where otherwise expressly provided to the contrary in this agreement. Operator is under no obligation to do so whatever. Any party may request and shall be entitled to receive proper evidence of all such payments. Operator shall notify each Non—Operat_or (but is under no obligation to do so) of its recommendation concerning the payment of delay rentals or shut-in royalties.» under any leases as they may fall due either in writing, by mail or facsimile at least thirty (30) day in advance of the day when such payment is due. ‘3 D. Payment of Invoices The parties to this Agreement agree to pay Operator within thirty (30) days after receipt of any non-contested invoice. If any party or parties to this Agreement do not pay an invoice within thirty (30) days upon receipt thereof, the Operator can serve notice by certified mail or by facsimile that an invoice or invoices are in arrears and that the Operator demands payment of all amount overdue. If any party or parties do not pay all amounts outstanding and due under such non-contested invoice within fifteen (15) days of its receipt of the above-referenced notice by Operator, the Operator shall in addition to any other rights and remedies at law or under the Agreement have the following rerriedies: 1. Operator may sue the non-paying party or parties for the amount of the invoice and for the interest due thereon set forth in Exhibit “C” hereto, and the non-paying party or parties shall be totally liable and shall pay all , attorney’s fees and court costs relating thereto; and/or 2. Operator may among other remedies available to it, “net check” any non-paying party or parties interest in production from the entire Contract Area, until such delinquent invoice is paid in full. E. Insurance With the exception of minimum limits set by State and Federal regulations Non-Operator(s) may elect not be covered by any of Operator’s insurance coverage provided for the joint account by providing Operator with written notice and Certificate of Insurance of like kind and quality as required by the State of Texas, outlining that the Operator is granted a waiver of subrogation and is carried as an additional insured. L ,3 17a

F. Additional Definitions 1. The term “rework” shall mean an operation undertaken after a well is completed to secure, restore, or improve production in a common source of supply currently open to production. 2. The term “common source of supply” if not otherwise defined by applicable rules, regulations, order, or laws shall mean an underground zone of general structure, containing a common accumulation of oil or gas, or both, which is completely separated from any of zones in the structure. 3. The terms “plug back” shall mean a single operation whereby a deeper common source of supply is abandoned in order that a completion can be attempted in a shallower common source of supply. G. Article XVI Controls Notwithstanding anything to the contrary in this Operating Agreement wherever the provision(s) of Article XVI are in conflict with any other provisions contained within the [Operating Agreement itself, the provisions of Article XVI shall prevail. ‘ H. Venue 3. 2. Notwithstanding anything to the contrary in this Operating Agreement of attached Participation Agreement venue for any dispute arising herein between Operator and/or Non-Operator shall be in Dallas County, the State of Texas. 1. Environmental Notwithstanding anything to the contrary in the Operating Agreement of the Participation Agreement, Operator cannot be held liable as to the Environmental Protection Agency Proposed or Actual Ruling as contained within, but not limited to 40 C.F.R., Part 112 [SWH-FRL-3671-41] R.l.N. 2050- A.C.62, Oil Pollution Prevention; Non-transportation, related onshore and offshore facilities. Operator will use reasonable efforts as determined by Operator to maintain the subject property/oil and gas leases, free of debris or environmental waste created by ordinary operations. Operator will not be held liable, directly or indirectly, for damage to the surface or environment created by third-party contractors, their agents, servants, invitees, or employees, in the perfonnance of their services for Operator, under any occasion or circumstance. J. Advance Paygrents Notwithstanding the provisions of Article V1I.C., if Operator desires, Operator may advance bill each Non~Operator who elects to participate in the drilling or completion attempt of any well contemplated under this Agreement. This does not apply to monthly Lease Operating Expenses (“LOB’s) or associated Joint Interest Billing (“JIB”). Should Operator elect to advance bill each Non-Operator, it will include one hundred percent (100%) of Non«Operator’s proportionate share of the estimated costs for the entire operation (except in the event of a proposed well, dry hole cost onl ‘=) Said advance billing will be accompanied by a prognosis (drilling or completion) outlining the work to‘-.be undertaken. Non~ Operators who have elected to participate in any such drilling or completion operations shall remit to Operator within fifteen (15) days after the receipt of said bill and associated prognosis, one hundred percent (100%) of the amount so invoiced. If not received by Operator within the prescribed time, Operator may, without prejudice to other existing remedies, at its option, consider such non-payment to constitute an election not to participate under Article VI,B.2 of this Agreement in the same manner, , to the same extent and with the same force that failure to reply within the prescribed period constitutes an election not to participate, except as to proposal to drill a new well or a required well or required operations shall be administered in accordance with Section C hereof. ~ K. Bankruptcy If following the granting of relief under the Banlcruptcy Code to any party hereto as debtor thereunder, the Agreement should be held to be an executory contract within the meaning of l 1 U.S.C. ‘365, then the Operator, of (if the Operator is the debtor in bankruptcy) any other party, shall be entitled to determination by debtor or any trustee for debtor within thirty (30) days from the/date an order for relief is entered under the Bankruptcy Code to rejection or assumption of this Operation Agreement. 17b

In the event of an assumption, Operator or said other party shall be entitled to adequate assurances as to future performance of debtor’s obligation hereunder and the protection of the interest of all other parties. L. Counterparts ' This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes and all of which shall constitute but one and the same instrument. Failure to execute this Agreement by and party for whom a signatory space is provided shall not render the Agreement ineffective as to any party hereto that has executed the Agreement. Furthermore, if counterparts of this Agreement are executed, the signature of the parties, as affixed thereto, may be combined by Operator in, and treated and given effect for all purposes as, a single instrument. This Agreement also may be ratified by separate instmment referring hereto, each of which shall have the effect of the original Agreement and of adopting by reference all of the provisions herein contained. M. No Additional Burdens If any party hereto hereafter should create any overriding royalty, production payment or other burden against its working interest production and, if any other Party or Parties should conduct Non- Consent operations pursuant to any provision of this Agreement, and, as a result, become entitled to receive the working interest production belonging to the Non—Participating Party, the Party or Parties entitled to receive the working interest production of the Non—Participating Party shall receive such production free and clear of burdens‘ against such production which may have been created subsequent to this Agreement and Non-Participating Party creating such subsequent burden shall hold the Participating Party or Parties harmless with respect to the receipt of such working interest production. —END OF OTHER PROVISIONS- 17c

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

IN WITNESS WHEREOF, this agreement shall be effective as of the 7th day of January, 2008.

~~_______________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc.~~ No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes ~~in Articles _______________~~, have been made to the form.

ATTEST OR WITNESS:

OPERATOR

Reef Exploration, L.P.
By Reef Exploration, GP, LLC, general partner

By ______________________

Michael J. Mauceli
Type or print name

Title **Managing Member**

Date 1/7/08

Tax ID or S.S. No. 20-3983592

NON-OPERATORS

Reef Oil & Gas Income & Development Fund III, L.P.
By Reef Oil & Gas Partners, L.P., general partner
By Reef Oil & Gas Partners, GP, LLC, general partner

By ______________________

Michael J. Mauceli
Type or print name

Title **Manager Member**

Date 1/7/08

Tax ID or S.S. No. 26-0805120

Sierra-Dean Production Company LP
By SPI Operations LLC, its general partner

By ______________________

H. Patrick Seale
Type or print name

Title **President**

Date 01/07/2008

Tax ID or S.S. No. 20-1511766

- 18 -

34 35 36 37 A.A.PoL. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 By Davric Corporation Jerrv E. Polis Type or print name Title President Date Tax ID or S.S. No.

to AvA4P>L> FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 ACKNOWLEDGMENTS Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notaiial Acts. The validity and effect of these fonns in any state will depend upon the statutes of that state. Individual acknowledgment: State of_:____ ) ) ss. County of ) This instrument was acknowledged before me on (Seal, if any) Acknowledgment in representative capacity: State of Texas ) ) ss. County of Dallas ) This instrument was acknowledged before me on Januar 7 2008 Mana in Member (Seal, ifany) ELAINE PALMER My Commission Expires June 6, 2008 by Michael J. Mauceli of Reef Exploration, GP, LLC Title (and Rank) My commission expires: . l t t l t i l > » i l %/ lfldflmordll as Title (and Rank) M12 fit: ;1 My commission expires: l .

N 33 34 37 A,A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989 ACKNOWLEDGMENTS Note: The following forms of acknowledgment are the short fonns approved by the Unifomn Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state. Individual acknowledgment: State of ) l ) ss. County of ) This instrument was acknowledged before me on _ (Seal, if any) Title (and Rank) My commission expires: Acknowledgment in representative capacity: State of Texas ) ) ss. County of Dallas" ) This instrument was acknowledged before me on by Michael J. Mauceli ‘ as Janna 7 2008 Manager of Reef Oil & Gas Partners GP LLC /((3/011‘)/21; W/2 //WOJIU Title (and Rank) -c-o (Seal, if any) ELAINE PALMER My Commission Expires My commission expiresi June 6. 2008 . .19.

to A.A.P.L. FORM 610 — MODEL FORM OPER.AT]NG AGREEMENT - 1989 ACKNOWLEDGMENTS Note: Theifollowing forms of acknowledgment are the short fonns approved by the Uniform Law on Notarial Acts. The validity and effect of these fonns in any state will depend upon the statutes of that state. Individual acknowledgment: > State of ) )ss. County of ) ‘ This instrument was acknowledged befoie me on (Seal, ifany) \ Title (and Rank) My commission expires: Acknowledgment in representative capacity: State of Texas ) ) ss. County of Dallas ) This instrument was acknowledged before me on Januar 7 2008 by H. Patrick Seale as President of SPI Qnerations LLC X//tun/up S301//7720):) . Title (and Rank) . git 32 >[ My commission expires: (E) ‘Q (Seal, if any) ELAINE PALMER My Commission Explres June 6. 2005 lib

EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement by and between Reef Exploration, L.P., as Operator, and, Reef Income & Development Fund III, et al as Non-Operators dated January 7, 2008.

1. **Description of lands subject to this agreement:**

Dean Unit:

Labors 1, 12 and 13, League 89, Lipscomb County School Land and Labors 1, 2, 12 and 13, League 90, Libscomb County School Land, Cochran County, Texas.

Dean "B" Unit:

Tract 3 -	E/2 S/2 W/2 W/2 W/2 of League 91
Tract 4 -	E/2 W/2 W/2 of League 91
Tract 5 -	E/2 W/2 of League 91; Labors 3,4,5,6,8,9,16,18, S/2 of Labor 15 and the West 1,543.79 acres, less the west 480 acres thereof of League 90 and the Northwest 35.4 acres of the west 441.75 acres of the east ¾ of League 89
Tract 6 -	West 480 acres of League 90
Tract 7 -	Labor 7, League 90
Tract 8 -	Labor 10, League 90
Tract 9 -	N/2 and SE/4 of Labor 17, League 90
Tract 10 -	N/2 of Labor 15, League 90
Tract 11 -	NW/35.4 acres of Labor 5, League 89
Tract 12 -	SW/4 of Labor 17, League 90

All located in Lipscomb County School Land, Cochran County, Texas.

Dean "K" Unit:

W/2 N/2 W/2 W/2 of League 91, Lipscomb County School Land, containing 276.94 acres, more or less.

2. **Restrictions, if any, as to depths, formations, or substances:**

Dean "B" Unit:

Tract 3:	Surface to 5,200 feet only;
Tract 4:	Surface to 5,700 feet only;
Tract 7:	Surface to 5,500 feet only;

and as may be further limited by the terms of the Oil and Gas Leases or Assignments of same.

3. **Parties to Agreement: with address and telephone numbers for notice purposes:**

Operator

Reef Exploration, L.P.
1901 North Central Expressway, Suite 300
Richardson, TX 75080
Attn: H. Walt Dunagin
Telephone: 972-437-6792
Facsimile: 972-994-0369
walt@reefexploration.com

Non-Operators

Reef Income & Development Fund III
1901 North Central Expressway, Suite 300
Richardson, TX 75080
Attn: H. Walt Dunagin
Telephone: 972-437-6792
Facsimile: 972-994-0369
walt@reefexploration.com

1

Seirra-Dean Production Company LP
415 West Wall Street
Suite 625
Midland, TX 79701
Attn: H. Patrick Seale
Telephone: 432-683-5959
Facsimile: 432-683-8588

Davric Corporation
980 American Pacific Drive
Suite 111
Henderson, NV 89014
Attn: Jerry E. Polis
Telephone:
Facsimile:

4. **Percentages of fractional interests of parties to this agreement :**

Dean Unit & Dean "B" Unit	WI
Reef Income & Development Fund III, L.P.	41.000000%
Sierra-Dean Production Company LP	41.000000%
Davric Corporation	18.000000%
TOTALS	100.000000%

Dean "K"	WI
Reef Income & Development Fund III, L.P.	50.000000%
Sierra-Dean Production Company LP	50.000000%
TOTALS	100.000000%

5. **The Leases:**

1. Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

2. Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1, page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3. Oil and Gas Lease dated January 3, 1939, recorded in Vol. 2, page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4. Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E. Constantin, Jr. recorded in Vol. 10, page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

2

" COPAS 1ea¢1 ONSHORE Revlsed April 23. 2on4 1 Recommended by the council of Petroleum Accountants Soclelies EXHIBIT , “ C ” Attached to and made a part of that certain Operating Agreement dated Janualjfl 2008 by and between Reef Exploration LP. is Operator and Reef lncume & Development Fund III et al as Non-Operators. :;*O0o\lo«|ItbvIl~l— nrl.r_____._ .4O\om~lO\Ul.l:l;:IxI IJ to can awaxataxoioaot o.o.o.o.io.o.u.uiu.ocsleno 5l$a~I(hutAutl~)—-g\aoc~IasLIt.u:\.uI~J-—0~natl\:a\Ul$ ACCOUNTING PROCEDURE JOINT OPERATIONS I. GENERAL PROVISIONS \ Definitions "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is allached. “Joint operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Properly. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint operations and which are to he shared by the Parties. |.\ "Operator" shall tnean the party designated to conduct the Joint operations. - "Non-Operalols" shall mean the Parties to this agreement other than the operator. "Pnrtics" shall mean operator and Nomoperators. ' "Firsl Level supervisors" shall mean those employees whose primary funclion in Joint operations is the direct supervision or other employees and/or conlracl lahor directly employed on the Joint Property in a tield operating capacity. "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and pi-ohlems for the henefit or the lointrropeny, "Personal Expenses" shall mean travel and other reasonable reinioursahle expenses otoperators employees. "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property. “Controllable Material" shall mean Material which at the time is so classified in the'Material Classification Manual as most recently recolntnended by the Council orvetroleurn Accountants societies. statement and Billings Operator shall bill Non-Operators on or before the lasl day of each month for their proportionate share of the Joint Account for the preceding month.‘ such bills will he accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits sutnlnarizod hy appropriate classifications or investment and expense except that items of controllahle Material and unusual charges ind credits shall be separately identified and fully described in detail. Advances and Payments by Non-operators A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's opelolion within fifteen ([5) days after receipt ofthe billing or by the first day of the lnonlh tor which the advance is required, whichever is later. operator shall adjust each monthly billing to retlect advances received from the Non-operators. B. Each Nan-Operator shall pay its prctporlion ofnll bills within fifteen (l 5) days aficr receipt. If payment is not made within such time, the unpaid balance shall hear interest monthly at the prime rate in etrect at .L1>. Morgan_ on the first day oflhe month in which delinquency occurs plus 10% or the maximum contract rate permitted hy the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus allomey‘s fees, court costs, ‘and other costs in connection with the collection ofunpaid nlnuunls. Adjustments Payment of any such bills shall not prejudice the right of any Non—0peraIor Io protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by operator during any calendar year shall conclusively be presumed to be true and correct afier twentyefour (14) months following the end of any such calendar year, unless within the said twenty-four(Z-1-) lnonth period a Non-Operator takes written exception llierclo and makes claim on Operator for adjustment. No udjuslinent favorable to Operator shall he made unless it is made within lhc seine prescribed period. The provisions of this paragraph shall not prevent odjuslmenls resulting from a physical inventory of Conlrclllable Materiel as provided for in Section V, COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. .1.

l~t to N _. ta m to st to En lulu xlm wlollq com L» uN or vi tn 4» or cw. h: as ht xl wm w lo c.o A as to 5 L» t at \n B at o sl L rn as so u. o u. ‘-4. to _. u. or % u. u. on or to st or on e. on ma -9 at to as or as ts 3 as as charm \oou\l «I o COFAS 1954-l ONSHORE Revised April 23, 2004 Recommended by the Council at Petroleum Accountants Societies Audits ' ‘v A. A Non»Operator, upon notice in writing to Operator and all other Nan-Operators, shall have the right to audit Opel-ator‘s accounts and records relating to the Joint Account for any calendar ysnr within the twenty-four Q4) month period rollowing the end of such calendar year; provided, however, the lrlaking of an audit shall not extend the time {oi the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non»Dperetors, the Non—Operntors shall make every reasonable effort to conduct a joint audit in H lnnnnnr which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators‘ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of operator, except upon the resignation or removal or the operator, snd shall be made at the expense of those Non-Operators approving such audit. B. The Operator shall reply in writing to an audit report within l80 duys nfier receipt ofsuch report. Approval By Non-Operators where an approval or other agreement of the Parties or Nomopertttors is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary plovi "on: in regard thereto, Operator shall notify all Nonoperutors of the Operators proposal, and the agreement or approval of a majority in interest of the Nnn~0perators shall be controlling on all Non-Operators. - ll. DIRECT CHARGES Operator shall charge the Joint Account with the following items: Ecological and Environmental costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint operations. Such costs may include surveys of an ecological or archaeological nsture and pollution control procedures as required by applicable llws and regulations. Rentzls and Royalties . Lease rentals and rowlties paid by Operator for the Joint Operations. Labor . . fl" . l . . . A. (1) salaries and wages oropcrators field employees directly employed oo-/ the Joint Property in the conduct orloint operations. (2) solnries of First level supervisors in the field. f (3) snlurlcs and wages of Technical Employees directly employed ee—/“the Joint Property it such charges are excluded from the overhead rates. ‘ f (4) Salaries and wage: of Technical Employees either temporarily or permanently assigned to and directly employed lnjrthe operation for the Joint Property i (such charges are excluded from the overhead rates. B. Operator's cost of holiday, vztcntion, siclrncss and disability benefits and other customary allowances psid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this section ll. such costs under this Paragraph 313 may be charged on a "when and as paid has‘~ " or by "peroentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section ll. if percentage assessment is used, the rate shall be based on the Operators cost experience. c. Expenditures or contributions made pursuant to assessments imposed by govet-ntnentsl authority which are spplicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B or this section II. D. Personal Expenses or those employees whose salaries and wages are chargeable to the Joint "Account under Paragraphs 31>. of this Section 11. Employee Benefits operators cunent costs or estublished plans for employees‘ group life insurance, hospitalintitm, pension, rstirctnent, stock purchase, thrllt, bonus, and other bcnertt plans ora like ncture, applicable to operators labor cost chargealiltr to the Joint Account under Paragraphs an and so of this section It shall he Operatofs actual cost not to exceed the percent most lecently recommended by the council or Petroleum Accountants Societies. ~ COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. .2. COPAS

vi I~)I~llJI~t 60\I0\ unit.-to to--oto LII ul Ine bl Vt ha ox \.u \l or ee Lu \a .t.5 i is A Le: a as as Va or e ~l e% as to U:o to U: N 53 coPAs 19:14.1 ONSHORE Revised April 23. 2004 Recommended by the council of Petroleum Accountants Societies Material Material purchased or Fumished by Operator for use on the Joint Property as prnvided under Section IV. Only such Material shall be purchased for or transfened to the Joint Propetty as may be required for immediate use and is reasonably practical and consistent with efficienl and econolnicnl nperations. The accumulation of surplus stocks shall he nvctided. Transportation Transportation ofemployees and Material necessary for the Joint operations but subject to the rollcriing limitations: A. If Material is moved to the Joint Property from the operators warehouse or other properties, no charge shall he made to the Joint Account for a distance greater than the distance rrom the nearest reliable supply store where like material is normally available orrailway receiving point nearest the Joint Property unless agreed to hy the Parties. 13. it surplus Material is moved to operators warehouse or other storage point, no charge shall be made to the Joint Account tor a distance greater than the distance to the nearest reliable supply store where like material is nonnally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to operator, unless agreed to by the Parties. c. in the application of suhparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding acmsorial charges. The $400 will be adjusted to the amount most recently rccoininended by the Council of Petroleum Accountants Societies. Services ~ The cost oteontract services, equipment and at es provided hy outside sources, except services excluded hy Paragraph to of section it and Paragraph i. ii. and iii, of Section Ill. The cost of professional consultant services and contract services cf technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost ofpra{essionxl\consulLrmt services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties. . l ' Eqltipmentattd racilities Furnished By operator A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates cclnlnertsurate with cost: of ownership and operation. Such tales shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed eight percent 8%) per annum. such rates shall not exceed average commercial rates currently prevailing in the imlrlediate area or the Joint Properly. -‘t B. in lieu of charges in Paragraph SA above, operator may elect to use average connnerciattates prevailing in the immediate area or the Joint Properly less ztw For automotive equipment, operator may elect to use iates published by the Petroleum Motor Transport Association. 3 Damages and Losses to Joint Property All costs or expenses necessary tor the repair or replacement ofJoint Property made necessary because of damages or losses incurred by fire, itood, stomt, tliett, accident, or other cause, except those resulting horn Operator's gross negligence or wiiliul misconduct. operator shall furnish Non—operator written notice of damages or losses incurred as soon as practicable after a repon thereof has seen received by operator. Legal Expense Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid ror settlement of claims incuned in or resulting from operations under the agreetnent or necessary to protect or recover the Joint pmpmy, SP1.) L5: « cy ly‘_l_€B e W e ~.i I t.ni. a .55 F'I)hALlLD“1ILl5I - -aai. -lL,I. l.1y"l"IH r a .- -I IJLt-r ~,_,__? __P v.ra~ -sins 5;.-tr Taxes All taxes or evely kind and nature assessed nr levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. if the ad valaretn taxes are based in whole or in part upon separate valuations of each party‘: working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall he made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest. ~ COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountdnts Societies, Inc. .3.

14. I5. ll COFAS 1954->1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies Insurance Net pretntutns paid for insurance required to be carried for the Joint operations for the protection of the parties. in the event loint operations are conducted in a state in which operator may act as sclcinsurer for workers compensation and/or Employers Liability under the respective state's laws, operator may. at its election, include the risk under its selr. insurance program and in that event, operator shall include a charge at Operator's cost not to exceed manual rates. Abandonment and Reclamation costs incurred tor abandonment ofthe loint Prclpeny, including costs required by govet-ntnental or other regulatory authority. Communications cost of acquiring, leasing, installing, operating repairing and msintaining conntnunication systems, including radio and microwave . racilitics directly serving the Joint Property. in the event cotntnunication facilities/systems serving the Joint Proper-ry are operator owned. charges to the Joint Account shall be made as provided in Paragraph 3 of this section it. other Expenditures Any other expenditure not covered or dealt with in the foregoing provisions of this Section II. car in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of: . Joint operations. “I. OVERHEAD Overhead - Drilling and Producing Operations i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and I producing operations on either: ( x ) Fixed Rate Basis, Paragraph 1A, or ( ) rercentoge Basis, Paragraph IE Unless otherwise agreed to by the Parties, such charge shall he in lieu of costs and expenses of all otfices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeutale under Paragraph 32 section ll. The cost and expense of services from outside sources in connection with matters of taxation, trarnc, accounting or tnatters oerore or involving govemtnental agencies shall be considered as included in the overhead rates provided for in the above selected Parsgmph of this section lll unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. ii. The salaries, wages and Personal Expenses of Technical Ernployees and/ur the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property: ( ) shall be covered by the overhead rates, or ( X ) shall not be covered by the overhead rates. iii. The salaries, wages and Personal Expenses of Technical Employees andlor costs or proressional consultant services and contract services or technical personnel either temporarily or pennanently assigned to and directly employed in the operation of [h J _ [F 0 H /"except those covered by Direct charges e otn r p ry: ( )shall be covered by the overhead rates, or ( X )shall not be covered by the overhead rates. A. Overhead - Fixed Rate Basis ~ (l) operator shall charge the Joint Account at the following rates per well per month: Drilling Well Rate 3 5 00.00 (Pmrdted for less than a full month) Producing well Rate$ 2504111 (1) Application of overhead . Fixed Rate Basis shall lie as follows: (is) or-illing well Rule (l) charges for drilling wells shall laegin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion at the well is released, whichever is later, except that no COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. ~

|~lI~)l~Jl~)I 1>wIu—- (3) COPAS 1984-1 ONSHORE Revised April 23, 2004 Recerrtmended by the Council 67 Petroleum Accaumanls Societies charge shall be made during suspension of drilling or completion operations for mean (ls) or more consecutive calendar days. Charges for wells undergoing any type of worltover or recomplelion fur a ' riod of five (5) consecutive work days ~ or lnore shall be made at the drilling well rate Such charges shall be applied for the period frrlm date workover operations, wilh rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension ctj opemlions for fifleen (15) or more consecutive calendar days. (1)) Producing Well Raies (1) (3) (4) (5) An active well eilher produced or injected inlo for any portion of the month shall be considered as a one-well charge for the entire month. Each activc completion in a rnulri—calnpleied well in which production is not comrningled down hole shalt be considered as a anewell charge providing each completion is considered a separate well by the governing regulatory authority. Art inactive gas well shut in because or cverprodllclion or failure of purchaser to take the production shall ‘be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet. A one—well cl-large shall be made tor the month in which plugging and ahandonrnent operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well raleapplies. -All other inactive wella (including but not limited to inactive wells covered by unit allowahle, lease allcwahlc, transtenod allowable, etc.) shall not qualify for an overhead chnrgc. (3) The well rates shall be adjusled as of lhe firs! day cf April each year fialluwing the effective dale of the agreelnenl to which this Accounting Procedure is attached by the percent increase or decrease published by COFAS. a.—t;aerhead—l>creerttage-Basis ~ T) . r h,,,,. wt ,e.,vW a.-, c . r or r. .» . .- . a Jar a A: J r . a -a c . a e I: L ' ta " L. L‘ A n Lil: ’‘\I '' lllrl I LII rat . 5 art’ . a la n 'X~.A'II' .,.-n ,. a. . . 5! .- e r 5 a can a or can u a . u. . .a 5 5 r s r 5 e v. .e ) . 4. . on u r - a L n \ wvlv t«t- e. mi: “L “" 5 t« u a . 55‘ .n Err! u . Ir a a c r , . v - IA‘ or (A t_h.{’ - Mt.-r-n aacu -n. r. PW1v=I—VI r v n r 5r- - overhead - Major construction To compensate operator for overhead costs incurred in Hue construction and installation otnlted assets, the expansion ornxcd assets, and any other project clearly discernible as a fixed asset required for the development nnd operation of the Joint Properly, Operator shlll either negotiate a rate prior to the beginning of construction, or slmll charge the 1oirllAcomtnt ror overhead based on the following rates ror any Major construction project in excess or: too 0941 : A. % of firs! $l 00,000 or Intel cosl ifless, plus [\ B. ___j_ % of coals in excess of $100,000 but less than $1,000,000, plus C. 2 % ofeosls in excess ofSl,0lJ0,000. COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. .5.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Councll ot Petroleum Accountants Societies l Total cost shall mean the gross cost of any one project. For the purpose or this paragraph, the component parts on single project shall 2 not he treated separately and the Dust ofdrilling and wnrkover wells and artificial lifl equipment shall be excluded. 3 4 3. catastrophe overhead 5 6 To compensate operator for overhead costs incurred in the event of expendituru resulting froln a single occurrence clue to oil spill, 7 blowout, explosion. fire, stonn, hunicane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint 8 Property to the equivalent condition that existed prior to the event causing the expenditures“ Operator shall either negotiate a rate 9 prior to charging the Joint Account or shall charge the Joint Account for overhead hused on the rollowing rates: 10 l l A. s % ortotal costs through $100,000; plus [1 l3 E. 3 % oftothl costs in excess orsl00,000 but less than $1,000,000; plus N l5 C. % oftotul costs in excess cf$l ,000,D00. I6 _ l7 Expenditures subject to the overheads above will not he reduced by insunnne recoveries, and no other overhead provisions of this I8 section ltt shall apply. 19 20 4. Amendment of Rates ll 22 The overhead rates provided for in this section lll may he amended from time to time only hy mutual agreement between the Parties hereto 23 . if, in practice, the rates are found to be insufficient or excessive. Z4 25 26 IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DLSPOSITIONS Z7 28 Operator is responsihle for Joint Account Material and shall make proper and timely charges and credits ror all Material movements arresting the 29 Jelnt Property. operator shall provide all Material (or use on the Joint Property; however, at operators option, such Material may he supplied 30 by the Non.operator. operator shall make timely disposition or idle and/or surplus Material, such disposal hsing made either through sale to 31 operator or Ncn—Operator, division in kind, or sale to outsiders. operator may purchase, hut shall he under no ohligation to purchase. interest 32 or Non-operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the operator shall he agreed 33 to by the Parties. 34 35 1. purchases ‘~ 35 g ' 37 Material purchased shall he charged at the price paid by operator afler deduction or all discounts received. in case of Material found as to be defective or retumed to vendor ror any other reasons, credit shall be passed to the Joint Account when adjustment has heen received 39 by the Operator. ' 40 ' ‘ r 41 1. Transfer: and Dispositions 42 43 Material fumished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless 44 othenvise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts: - _ 45 I 45 A. N M ‘ l(C l‘l' ' A) I 47 ew atom on man - 710, A ‘/4! flflefl ’ 43 (1) ITubularGoodsOtherthanLinePipe a/¢/9.e/cu/ 2%‘/{S , -r. ~ ~ ~ ~ ~ ~ ~ 49 / so (a) . . . t: - . In . . r., . . price a as ‘ - lished arload éo;-4'-’ St , base . ' es effective as of date of rnovenrent plus trrratrcn cnxt using the 50,000 pound carload tght basis 52 . the milwa eiving point nearest the lot roperty for which published rail rates for tuh . goods exist. it the 53 30,0 ound rail r- ' not ortere e 70,000 pound or 90,000 pound rail rat y he used. Freight charges 54 It: to. r r--_. .n,rr .; ' - 55 so i For grades w’ - re special - - ernitl only, prices shall he -. puted at the mill hare of that mill plus transportation 57 cost fi'om that mill to the railway rec ' ; point near e Joint Property as provided above in Paragraph Z.A.(l)(u). SB / For transportation cost from points other than =— m mills, the 30,000 pound Oil Field Haulers Association interstate 59 truck rate shall he used. 60 6| (c) Special end finish tubular go shall he priced at the lowest "shed outref-stock price, i.o.h. Houston, Texas, 61 plus transponation cost, ‘ g Oil Field I-Iaulers Association interstate 30, t I ound truck rate, to the railway receiving 53 ropetly 64 65 (d) ‘ ing (size less than 2 3/3 inch OD) shall he priced at the lowest published ot.lt—af»s - prices f.o.h. the 66 ‘r plus transportation costs, using the Oil Field Haulers Association interstate tnlck rate pe 67 hin , erar way receiving point nearest the Jotn roperr . 58 '\ 69 70 COPYRIGHT © 1985, 2004 by the Council of Petroleum Accuutttantsksocieties, Inc. .5.

~~ ~ " cons 1934-1 ONSHORE Revised April 23, 2004 Recommended by the council of Petrnleurrl Accountants Societies (2) l.inet=ip= é41///x—/fizmea/ fl /M’/lé‘7’/72/‘ti at/as 0. Line pipe rnovernents (except size 24 inch OD and larger with walls ‘A inch and over) 2 , po - rev-isisne-aPr|Ibuar goods pnorng tn Paragraph A.(l)(n) as t ed ahove. ' it charges shall be clslc d from Lorain, ohio. (17) Line Pipe nrovetnents (except ' 24 inch on and larger ' walls % inch and over) less than 30,000 pounds shall be priced at Eastern mill publish effective as of date of shiplnent, plus the percent most ns recently reconnnenrled hy COPAS, plus tra ation co rs—hased freight rates as set iarth under provisions of tubular goods pricing in Paragmph A0) a provided above. plated horn Lorain, ohio. (c) Line pipe 24 inch on over and =4 inch wall and larger shall he priced f.o.b. the point ottnanuracture a ant new published pr‘ plus transportation cost to the railway receiving point nearest the Joint Property. m (G) ~ ~ ~~ ~ ~ ~ ~ ~ ~ ~ ~ ipe, including rahricated line pipe, drive pipe and conduit not listed on published price lists shall he -' d at qu ' -erg t to the railway receiving point nearest the Joint Property or at pnces agreed to hy the Parties. kn (3) other Material shall he priced at the curreit'i'/rneav-price, in etrect at date of tnovernent, a listed hy at rellahle supply store nearest the Joint l>ropony, or point of manufacture, plus transportation costs, it applicable, to the railway receiving point nearest the Joint Properly. i ll . _ "-, market _ _ (4) unused new Material, except tubular goods, moved from the Joint Property shall he rnoed at the current /nettepnce, tn eitect on date of movement, as listed hy a reliahle supply store nearest the loint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint -Properly. unused new tuhulars will he priced as provided above in l>aragraph 2.A.(l) and (2). ‘ B. Good Used Material (Condition la) Material in sound and serviceahle condition and suitable for reuse without reconditioning: (1) Material moved to the Joint Property 2' , At seventy-five percent (75%) of current new price, as determined hy Paragraph A. (2) Material used on and rnoved from the Joint Properly (I) At seventy-five percent (75%) of current new price, as determined hy Paragraph A, it‘ Material was originally charged to the Joint Account as new Material or (b) At sixty-five percent (55%) or current new price, H detertnined hy raragrrph A, ifMaIerial was originally charged to the Joint Account as used Material (3) Material not used on and moved from the Joint i3'roperty At scventy—t'lve percent (75%) nfcurrent new price as detennined by Paragraph A. The cost otreconditioning, itany, shall hehhsorhed hy the transferring property. C. Other Used Material (1) condition C - if Material which is not in sound and serviceable condition and not suitable for its original function until afler reconditioning shall he priced at fifiy percent (50%) or current new price as detennined hy Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition 13 value. (2) Condition D lviaterisl, excluding junk, no longer suitable for its original purpose, hut usahle tor some other purpose shall he priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures nunnally used by operator without prior approval ofNon-Operators. (n) cosing. tubing, or drill pipe used as line pipe shall be priced as Grade A and B sctunless line pipe orcotnpsraole size and weight Used casing, tubing or drill pipe utilized as line pipe shall he priced at used line pipe prices. (h) ' casing, tuhirrg or drill pipe used as higher px=ssur: service lines than standard line pipe, e.g. power oil lines, shall he priced under nonnal pricing procedures for casing, tuhing, or drill pipe. upset tubular goods shall he priced on a non upset oasis. COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. .7.

\uLuI~IlJI»INl~lI~lNl~ll~) -—c\ooa~lotvt.kl.ll«)-— wN M!W orb u or \»J as r.- \r \.--I en u to Ao c A to 4:» or e or 3 as O\ or «I c on ~~ ~ COPA5 1984-1 ONSHORE Revised April 23. 2004 Recommended by the Council of Petroleum Accountants Societies ‘coPls~ (3) condition E Junk shall be priced at prevailing prices. operator may dispose of condition 2 Material under procedures nonnally utilized by operator without prior approval otNon.operntors. .‘ Obsolete Material Material which is serviceable and usable for its original function but condition Zand/or value of such Material is not aquivlrlent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. such price should result in the Joint Account being charged with the value orthe service rendered by such Material. PricingConditions {4 Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cent on all tubular goods movements, in lieu of actual loading or unloadin s The above ra I be adjusted as or the tirst day of April arfi/up percenta increase or deer to adjust ov he rates in section Ill, Paragraph l.A.(3). Each year, the e calculated shall be until the that day of April next year. Such rate shall be published ea r by the Council of Petroleum Accolu-llants Societies per hundred stained at the stacking point. ar following ianuary l, was by the same ~ ~~ ~ ~~ (1) rig erection costs shall be charged at applicable peroentage of the current knockad—cldwn price 3. Premium Prices Whenever Material is not readily obtainable in published or listed prices because or national emergmcies, strikes or other unusual causes over which the operator has no control, the Operator may charge the Joint Account for the required Material at the Operators actual cost incurred in providing such Mater-irrl, in making it suitable car use, and in proving it to the Joint rroperty; provided notice in writing is furnished to Nari-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Nan-Operator shall have the right, by so electing and notifying operator within ten days afier receiving notice from operator, to furnish in kind all or part of his share orsuch Material suitable for use and acceptable to operator. 4. warranty or Material Furnished By operator operator does not warrant the Material runrislred. in case of defective Material, credit shnll not he passed to the Joint Account until adjustment has been received by operator from the rnnnurncturers or their agents. V. INVENTDRIES The Operator shall maintain detailed records cfControllable Material. '1. Periodic Inventories, Nollce and Representation A! reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to he represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator. 2. Recnncili ~ on and Adlustnrenr or inventories Adjustments to the Joint Account resulting from the reconciliation or a physical inventory shall be rnade within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for over-ages and shortages, but, Operator shall he held accountable only for shortages due to lack of reasonable diligence. 3. special inventories Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Prtiperty. It shall he the duty or lhe party selling to notify all other Parties as quickly as possible alter the tl'ansfel' or interest takes place. in such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change or operator, all Parties shall be govenred by such inventory. 4. Expense of conducting Inventories , A. The expense or conducting periodic inventories shall not be charged to the Joint Account urrliss agreed to by the Parties. The expense of conducting special inventories shall he charged to the Parties requesting such inventories, except inventories required due to change ofoperator shall be charged to the Joint Account. COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc. .3.

EXHIBIT “D” Attached and made part of that certain Operating Agreement dated January 7, 2008 by and between Reef Exploration, L.P. as “Operator” and Reef Income & Development Fund III, et al, as “Non—Operators”. INSURANCE ,_ The Operator shall maintain for the benefit of all parties, hereto, insurance of the types and in the maximum amounts as follows. Such insurance may carry reasonable deductibles. Premiums for such insurance shall be charged to the Joint Account. All such insurance shall be carried by an acceptable insurer or insurers; shall be maintained in full force and effect during the terms of this agreement; and shall not be cancelled, altered or amended without 30 days prior notice. If so reqinred, the Operator agrees to have its insurance carrier furnish certificates of insurance evidencing such insurance coverages. The Non»Operators agree that the limits and coverage carried by the Operator are adequate and shall indemnify the Operator if any claim exceeds such limit or is not covered by such policy to the extent of its working interest hereunder, except to the extent such claim is the result of Operator’s gross negligence or willful misconduct. All losses not covered by insurance shall be borne by the parties hereto as their working interests appear at the time of loss. ' The Operator and Non—Operators do agree to mutually waive Subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract. If such a waiver is not obtained, the party failing to do so shall indemnify the other party for any claim by an insurance carrier arising out of Subrogation. a) Workers’ Compensation insurance in full compliance with all applicable state and federal laws and regulations. ;, b) Employer’s Liability insurance in the limits of $1,000,000 per accident covering injury or death to any employee who may be outside the scope of the Workers’ Compensation statue of the state in which the work is performed. (The Non- Operators shall be named as additional insureds only if permitted by the insurer.) c) Commercial General Liability insurance with combined single limits per occurrence of $1,000,000 and $2,000,000 in the general aggregate. Umbrella Liability with combined single limits per occurrence (and general aggregate if applicable) of$5,000,000. , ' d) Automobile Liability insurance covering owned automobiles with combined single limits for Bodily Injury and Property Damage of $1,000,000. e) Operator’s Control of Well including Extra Expense insurance covering the costs of controlling a Blowout, the expenses involved in redrilling or restoring theiwell, certain other related costs and Seepage and Pollution Liability. (These are descriptive tenns only and exact coverage can be fotuid only in the policy.) The limits for this insurance vary according to depth and location of well but shall not be less than $10,000,000. The Non—0perators not wishing to be covered under this policy must notify Operator prior to spud date and provide evidence of satisfactory insurance on a certificate furnished by the Operator; and by such refusal of coverage each Non-Operator agrees to be responsible for his proportionate share of loss and indemnify the Operator for any such loss that would have been covered under Operator’s coverage; regardless of the negligence of the indemnified party, either sole, joint, concurrent, anything in this agreement to the contrary notwithstanding. _a

EXHIBIT "F" Attached to and made a part of that certain Joint Operating Agreement between Reef Exploration, L.P., as Operator, and, Reef Income & Development Fund III, et 211, as Non—Operators, dated January 7, 2008 \ \ NON—DISCRHVI[NATION AND CERTIFICATION OF NON—SEGREGATED FACILITIES Operator shall comply where applicable with the following clauses contained in 41 CFR: 60-1 .4(a) (Equal Employment Opportunity); 1-l2.803—l0 (Certification of non-segregated facilities); 60-250 (Employment opportunity for Veterans); 60-741 (Employment opportunity for handicapped individuals); 1-1.710 (Subcontracting with small business concerns); 1-1.805 (Subcontracting with labor surplus area concerns); 1 -1 .13 10 (Subcontracting with minority business enterprises); and 1-1 .23 02-2 (Environmental protection). These clauses are incorporated herein by reference if and to the extent applicable to this contract by law, executive order, or regulation. Operator represents that he is in compliance with the reporting requirements of 41 CFR 60-1.7 and the Affinnative Action Program requirements of 41 CFR 60—1.40 and 60-2.

~ AAPL— FORM 6l0RS -1989 MODEL FORIVI RECORDWG SUPPLEMENT T0 OPERATING AGREEMENT AND FINANCING STATEMENT '1‘HlS AGREEMENT, entered into by and between Reef Exploration, LP ,1-lereinafter referred to its "Operator," and the signatory ‘party or parties other than operator, hereinafter referred to individually as “Non-Operator,” and collectively as "Non-Operators." WHEREAS, the parties to this agreement aieowners of Oil and Gas lxascs and/or Oil and Gas Interests in the land identified in Exhibit “A" (said land, Leases and Interests being hereirlafier called the “Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or nglits therein are reflected on Exhibit fA"; WHEREAS, the parties hereto have executed an operating Agreement dated ronuarv 7 zoos (herein the “Operating Agreemmt"), cnvenng the contract Area for the purpose of exploring and developing such lands, Leases and Interests for oil and Gas; and WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the lights and obligations of the parties under the operating Agreement and for the further purpose ofperfecting those rights capable ofpet-reciinn. NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows: l. 'l'h.is agreement supplements the Operating Ageement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to than in the Operating Agreement. 2. The parties do hereby agree that: A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such terms and Interests to the perfan-nance thereof. B. The exploration and development of the Contract Arm for Oil and Gas shall be governed by the terms and provisions of the Opcnfing Agreement, as supplema-lted by this agreement. :2. All costs and liabilities incurred in operations under this ayeement and the operating Agreement shall he home and paid, and all equipment and materials acquired in operations on the Cunt:rnctArea shall be owned, by the parties hereto, as provided in the operating Agreement. . D. Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas interests identified on Exhibit “A," all production. of Oil and Gas from the contract Area shall he owned by the parties as provided in the operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cmss-assignmmt ofinte-rests covered hereby. E Each party shall pay or deliver, or cause to he‘ paid or delivered, all burdens on its share of the production from the Contact Area as provided in the Operating Agreement. F. An overriding royalty, production payment, net profits interest or other burden payable out of production herrafier created, assignments of production given as socunty for the payment of money and those overriding royalties, production payments and other burdens pnyable out of production heretofore created and defined as Subsequently created Interests in the operating Agreemmt shall be (i) home solely hy the party whose interest is burdened therewith, (ii) subject to suspension ifa party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereinafler provided ifthe party subject to such burden fails to pay its share or expenses chargeable hereunder and under the operating Ageement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement. (3. The Oil and Gas Leases andlor Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Opemting Agreement regulating such transfers. 1‘his agreerrlent ond the operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof slndl be deemed to pin with the leases or interests included within the lease Contract Area. H. The parties shall have the right to acquire an interest in renewal, extension and replacernmt leases, lmses proposed to be surrendered, wells proposed to be abandoned, and interests to he relinquished as a result of namparticipation in subsequent operations, on in accordance with the terms and provisions of the opernting Agreement

EXHIBIT “F”

Assignment and Bill of Sale

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	§
§
COUNTY OF COCHRAN	§

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”), dated effective as of December 1, 2014, at 7:00 a.m., C.S.T. (the “Effective Date”) is Reef Oil & Gas Income and Development Fund III, L.P., a Texas limited company, whose address is 1901 N. Central Expressway, Suite 300, Richardson, TX  75080-3609 (herein referred to as “Assignor”) to Red Sea 2012, Inc., a Texas corporation, (“Assignee”) whose address is 5219 City Bank Parkway, Suite 210, Lubbock, Texas  79407.

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby transfers, grants, bargains, sells, conveys, and assigns to Assignee, the following rights, titles, interests and properties (all of which are collectively herein called the “Property”):

(i)            All of Assignor’s right, title and interest in and to the lands described in Exhibit “A” attached hereto and incorporated herein by reference, including, without limitation, all mineral interest, royalty interest, overriding royalty interest, oil, gas or mineral leases and leasehold interest, net revenue interest, any unit that arises from or is associated with the leasehold interest, easements rights-of-way and non-producing leasehold and mineral interests as to any and all depths (collectively “Leases”), and

(ii)           All of Assignor’s right, title and interest in and to the oil, gas and condensate wells (whether producing, not producing or abandoned), and water source, water injection or disposal wells located on the Leases or lands unitized or pooled with the Leases, including, without limitations, the Wells described in Exhibit “A” (the”Wells”); and

(iii)          All of Assignor’s right, title and interest in and to all joint operating agreements, pooling and unitization agreements and statutorily, judicially or administratively created drilling, spacing and/or production units, production and product sales agreements, gas processing agreements, construction and operating agreements for gas processing plants and other facilities, transportation agreements, pipeline connection agreements, salt water disposal agreements, commingling agreements, farmout and farmin agreements, permits and all other similar agreements and instruments or from any declaration or order of any governmental authority, whether recorded or unrecorded, to the extent, but only to the extent, that such agreements or instruments relate to the Leases or the Wells (collectively the “Contracts”); and

(iv)          All of Assignor’s right, title and interest in and to all tangible property consisting of equipment, components, pipelines, wells, platforms, machinery, fixtures, production facilities, measurement facilities, processing plants, tanks, saltwater disposal wells, dehydrators, separators, compressors, storage facilities, and other tangible property located on and used in connection with the Leases or leases unitized or pooled with the Leases, including property described in Exhibit “A” (collectively the “Equipment”); and

(v)           Copies of all engineering, technical and accounting data, records, land files and information related to the Leases, Well, Equipment and Related Contracts, including, without limitation, well logs, cores, and related data owned by Assignor or to which Assignor has rights or interests, except to the extent that Assignor is contractually prohibited from transferring same; and

(vi)          All oil, gas, distillate, condensate, casinghead gas, or other liquid or vaporous hydrocarbons or minerals produced from or attributable to the Leases, Well or Related Contracts.

(vii)         Without limiting and in addition to the foregoing, all of Assignor’s rights, titles and interests in and to the Leases, the lands described in the Leases and the lands described or referred to in Exhibit “A” and in and to oil and gas leases, working interests, overriding royalty interests, mineral interests, royalty interests and all other interests and property of every kind and character, the Contracts, the Wells, the Equipment and the other property thereon or used or obtained for use in connection therewith even though such rights, titles and interests be incorrectly or insufficiently described or referred to in, or a description thereof by omission from Exhibit “A’ attached hereto and made a part hereof.

TO HAVE AND TO HOLD the Property unto Assignee and its successors and assigns forever.

1.                                      No Encumbrances.  This Assignment is made without warranty of title, express, statutory or implied, except that Assignor represents, warrants and agrees to and with Assignee that the Property is free and clear of all liens, encumbrances, burdens, claims and defect of title of any kind arising by, through or under Assignor, but not otherwise.

2.                                      No Warranties.  EXCEPT AS SET FORTH IN THIS ASSIGNMENT, THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE PROPERTY, INCLUDING (a) ANY IMPLIED OR EXPRESS WARRANTY OF MECHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OR MATERIALS, (d) ANY RIGHTS OF ASSIGNEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (e) ANY CLAIM BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT SAID PERSONAL PROPERTY, WELLS, FIXTURES, EQUIPMENT, AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS”, “WHERE IS”, WITH ALL FAULTS, AND IN ITS PRESENT CONDITION AND STATE OF REPAIR.

3.                                      Taxes.  All ad valorem taxes, real property taxes, personal property taxes and all severance taxes or other taxes measured by hydrocarbon production from or attributable to the Property are Assignor’s obligations for periods before the Effective Date and Assignee’s obligation for periods after the Effective Date.

4.                                      No Representations.  Assignor and Assignee are experienced and knowledgeable in the evaluation, acquisition, and operations in the oil and gas business.  Each has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Property and the value thereof, based on the merits and risks of purchasing and selling (as the case may be) the Property and has formed its own opinion based solely upon their respective knowledge and experience and not upon any representations, interpretations or warranties of each to the other.

5.                                      Well Plugging Obligation.  From and after the Effective Date, Assignee assumes full responsibility and liability for the following obligations related to the Property (the “Plugging and Abandonment Obligations”):  (i) plugging, re-plugging and abandoning all wells on the Property (except wells previously permanently plugged and abandoned by Assignor); (ii) removing and disposing of all structures and equipment comprising part of the Property; (iii) the necessary and proper capping and burying of all associated flow lines comprising part of the Property; and (iv) restoring the leasehold premises of the Property; both surface and subsurface, to the condition they were in before commencement of oil and gas operations, as may be required by applicable laws, regulation or contract.

6.                                      Further Assurances. Assignor and Assignee will do, execute, acknowledge and deliver all further acts, conveyances and instruments as may be reasonably necessary or appropriate to carry out the intent of this Assignment and to more fully and accurately assign and convey the Property to Assignee.

7.                                      Successors and Assigns.  The provisions of this Assignment shall be covenants running with the land, and this Assignment shall extend to, be binding upon, and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

8.                                      Governing Law.  This Assignment is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts of law, rule or principle that might apply the law of another jurisdiction.

9.              Severability.  If any provision of this Assignment is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Assignment shall continue and remain in full force and effect.

10.       Subrogation.  This Assignment is made with subrogation of Assignee as to any representations or warranties heretofore made by others relative to the Property.

11.       Recordation.  Unless provided otherwise, all recording references in the various Exhibits “A” are to the Conveyance Records of Cochran County, Texas.

12.       Counterparts.  This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment.

13.       Entire Agreement.  This Assignment and its exhibits constitutes the entire agreement by and between Assignor and Assignee with respect to the Properties, and this Agreement supersedes any prior representations or understandings, whether written or oral, by and between Assignor and Assignee, or their agents, employees or representatives.

This Assignment is executed upon the date shown in the acknowledgments below, but effective for all purposes as of the Effective Date.

ASSIGNOR:

Reef Oil & Gas Income and Development Fund III, L.P.

By: Reef Oil & Gas Partners, L.P., its general partner
By: Reef Oil & Gas Partners, GP, LLC, its general partner

By:
Michael J. Mauceli, Managing Member

ASSIGNEE:

Red Sea 2012, Inc.

By:
Chuck Sammons, President

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
COUNTY OF DALLAS	§

On this the              day of                                     , 2015, before me appeared MICHAEL J. MAUCELI, to me personally known, who, being by me duly sworn, did say that he is the MANAGING MEMBER of REEF OIL & GAS PARTNERS, GP, L.L.C., a Texas limited liability company, and that the foregoing instrument was signed on behalf of said company by authority of the Members, and said appearer acknowledged said instrument to be the free act and deed of said limited liability company.

Notary Public, State of Texas

Notary’s Printed or Typed Name

My Commission Expires:

Notary ID No.

STATE OF TEXAS	§
COUNTY OF LUBBOCK	§

On this the              day of                                     , 2015, before me appeared                                       , to me personally known, who, being by me duly sworn, did say that he is the                                                                  of RED SEA 2012, INC. , a Texas limited corporation and that the foregoing instrument was signed on behalf of said corporation by authority of its Members, and said appearer acknowledged said instrument to be the free act and deed of said corporation.

Notary Public, State of Texas

Notary’s Printed or Typed Name

My Commission Expires:

Notary ID No.

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

ASSIGNMENT AND BILL OF SALE EFFECTIVE DECEMBER 1, 2014

BETWEEN REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.”ASSIGNOR” AND

RED SEA 2012, INC. “ASSIGNEE”

Wells:

Buyer’s Interest

Lease	Working Interest	Net Revenue Interest
Leases insofar as they cover the Dean Unit	76.037418%	59.987060%
Leases insofar as they cover the Dean “B” Unit	76.037418%	59.987060%
Lease No. 4 (Dean K Unit).	79.313924%	53.735183%

Leases:

1.                                      Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

2.                                      Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1 Page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3.                                      Oil and Gas Lease dated January 3, 1939, recorded in Vol. 2, Page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4.                                      Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E. Constantin, Jr., recorded in Vol. 10, Page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

Equipment

SLAUGHTER-DEAN PROJECT, Cochran County, Texas

Dean “B” Unit

Dean “B” Unit Production Battery:

•                  1 — 21’x 32’ — 2,000 Bbl Oil Production Gun Barrel Tank (in service)

•                  1 — 21’x 24’ — 1,500 Bbl Oil Production Gun Barrel Tank (in service)

•                  1 — 5,000 Bbl Overflow Open-Top Tank with Net Covering (in service)

•                  2 — 500 Bbl Steel Oil Production Tanks (in service)

•                  1 — Oil LACT Unit — Tokheim 2” Model 2000

•                  1- Vapor Recovery Unit (in service)

•                  1 — 6x10 Scrubber Vessel (in service)

•                  1 — 12x20 — 385 Bbl Vent Tank (in service)

•                  1 — 8x24 Free Water Knockout (in service)

•                  1 — 8’x10’ Metal Safety & Alarm Building (in service)

•                  2 — 4x10 Sivalls In-Line Heaters (Ser. No.’s IH4820, IH4821) (out of service)

•                  3 — 8x20 3-Phase Production Heater Treater Separators (Ser. No.’s 82201, 82409, 8844) (out of service)

Dean “B” Unit Water Injection Station:

•                  2 — Ajax Vertical Quintiplex Saltwater Injection Waterflood Pumps with 250-Hp Motors (in service)

•                  2 — 80 gallon Manchester Air Compressors (Ser. No.’s 315155, 315215) (in service)

•                  1 — 25’x72’ Metal Water Injection Station Building with All Pump Controls & Manifolds (in service)

Dean “B” Unit Production Battery & Water Injections Station have cell phone driven automatic alarm system designed to send alerts for Low Water Tank Levels, High Water Tank Levels, High Oil Tank Levels, High Water Injections Station Pressures and Low Water Injection Station Pressures.

Dean Unit

Dean Unit Production Battery:

•                  1 — 4x31 3-Phase Production Heater Treater Separator (in service)

•                  1 — 4x31 3-Phase Production Heater Treater Separator (out of service)

•                  2 — 500 Bbl Steel Oil Production Tanks (in service)

•                  1 — 500 Bbl Steel Saltwater Tanks — Internally Coated (in service)

•                  1 — 12x20 — 385 Bbl Vent tank (in service)

•                  1 — 5,000 Bbl Overflow Open-Top tank with net Covering (in service)

•                  1 — A.O. Smith 1.5 LACT Unit (out of service)

•                  1 — Vapor recovery Unit (in service)

•                  1 — 1,500 Bbl Oil Production Gun Barrel Tank (out of service)

Dean Unit Water Injection Station:

•                  2 — Ajax Vertical Triplex Saltwater Injection Waterfoold Pumps with 250-Hp Motors (in service)

•                  2 — 30 gallon Air Compressor (Ser. No. 870757) (in service)

•                  1 — 20’x50’ Metal Water Injection Station Building (in service)

•                  1 — 8’x10’ Metal Building with All Pump Controls & Manifolds (in service)

Dean “K” Unit

Dean “K” Unit Production Battery:

•                  1 — 3x10 3-Phase Horizontal Production Separator (in service)

•                  2 — 210 Bbl Steel Oil Production Tanks (in service)

Slaughter-Dean Project Pumping Units—Dean & Dean “B” Units, Cochran County Texas

Dean Unit

•                  Dean #1 — Lufkin 114D

•                  Dean #3 — American D114

•                  Dean #7 — American D114

•                  Dean #9 — Lufkin 114D

•                  Dean #11 — Lufkin 320D

•                  Dean #14 — Bethlehem 114D

•                  Dean #16 — National1228D

•                  Dean #18 — Lufkin 160D

•                  Dean #20 — American D320

•                  Dean #22 — Continental Emsco D80

•                  Dean #27 — Bethlehem 228D

Dean “B” Unit

•                  #B-1 — National 320

•                  #B-3 — Bethlehem 320

•                  #B-5 — National 320

•                  #B-7 — National 228

•                  #B-9 — American 320

•                  #B-11 — American 320

•                  #B-13 — American 640

•                  #B-14 — American 320

•                  #B-16 — Bethlehem 320

•                  #B-19 — Lufkin 114

•                  #B-22 — Bethlehem 320

•                  #B-25 — Bethlehem 228

•                  #B-27 — T&A’d

•                  #B-28 — Bethlehem 80

•                  #B-30 — American 640

•                  #B-31 — National 320

•                  #B-33 — Parkersburg 228

•                  #B-37 — National 320

•                  #B-39 — Bethlehem 114

•                  #B-41 — Continental Emsco 114

•                  #B-44 — Lufkin 114

•                  #B-46 — Bethlehem 114

•                  #B-47 — Continental Emsco 228

•                  #B-49 — American 320

•                  #B-53 — American 320

•                  #B-55 — Lufkin 114

•                  #B-57 — Cabot 228

•                  #B-59 — Continental Emsco 80

•                  #B-61 Cabot 80

•                  #B-63 — Lufkin 160

•                  #B-70 — Cabot 228

•                  #B-72 — Continental Emsco 320

•                  #B-74 — Bethlehem 114

•                  #B-76 — Continental Emsco 320

•                  #B-78 — Continental Emsco 80

•                  #B-82 — Lufkin Mark II 228

•                  #B-84 — Lufkin 228

•                  #B-88 — Continental Emsco 80

•                  #B-92 — Bethlehem 114

•                  #B-99 — Continental Emsco 114

•                  #B-102 — T&A’d

•                  #B-104 — Bethlehem 114

•                  #B-106 — American 160

•                  #B-110 — National 320

•                  #B-119 — Bethlehem 114

•                  #B-123 — Continental Emsco 80

•                  #B-129 — Lufkin 114

•                  #B-130 — Continental Emsco 80

•                  #B-132 — American 114

•                  #B-133 — American 80

•                  #B-135 — Lufkin 160

•                  #B-137 — Bethlehem 80

•                  #B-139 — T&A’d

•                  #B-141 — American 114

•                  #B-143 — Lufkin Mark II 114

•                  #B-147 — National 320

•                  #B-149 — Continental Emsco 160

•                  #B-151 — Bethlehem 114

•                  #B-153 — Lufkin 114

•                  #B-154 — American 114

•                  #B-157 — National 320

•                  #B-158 — National 320

•                  #B-159 — National 320

•                  #B-160 — National 320

Dean “K” Unit

•                  Dean #K-6 — Lufkin 114D

END OF EXHIBIT “A”